CONFIDENTIAL: Subject to Restrictions on Dissemination
             Set Forth in Section 18 of this Agreement
  --------------------------------------------------------------


         AMENDED AND RESTATED PARTICIPATION AGREEMENT 114
                     Dated as of July 1, 1995

                               Among

                    CONTINENTAL AIRLINES, INC.,
                              Lessee,

                          GAUCHO-2 INC.,
                        Owner Participant,

                     Wilmington Trust Company,
                  Not in its Individual Capacity,
                 but solely as Subordination Agent
                under the Intercreditor Agreement,

                         Loan Participant,

                   FIRST SECURITY BANK OF UTAH,
                       NATIONAL ASSOCIATION,
                  Not in its Individual Capacity,
               except as expressly provided herein,
                   but solely as Owner Trustee,

                           Owner Trustee

                                and

                     WILMINGTON TRUST COMPANY,
                  Not in its Individual Capacity,
               except as expressly provided herein,
                    but solely as Loan Trustee,

                           Loan Trustee

                    --------------------------

                 One Boeing Model 757-224 Aircraft
              Bearing Manufacturer's Serial No. 27556
  --------------------------------------------------------------

                            CONTENTS



SECTION 1. DEFINITIONS AND CONSTRUCTION                 2


SECTION 2. [INTENTIONALLY OMITTED]                      2


SECTION 3. [INTENTIONALLY OMITTED]                      2


SECTION 4. COMMITMENT TO LEASE AIRCRAFT                 2


SECTION 5. [INTENTIONALLY OMITTED]                      3


SECTION 6. [INTENTIONALLY OMITTED]                      3


SECTION 7. REPRESENTATIONS AND WARRANTIES               3

      7.1 Lessee's Representations and Warranties       3
      7.2 Owner Participant's Representations and
           Warranties                                   7
      7.3 First Security's Representations and
           Warranties                                  10
      7.4 Loan Participant's Representations and
           Warranties                                  13
      7.5 [Intentionally Omitted]                      14
      7.6 WTC's Representations and Warranties         14

SECTION 8. COVENANTS, UNDERTAKINGS AND AGREEMENTS      16

      8.1 Covenants of Lessee                          16
      8.2 Covenants of Owner Participant               18
      8.3 Covenants of First Security and Owner
           Trustee                                     20
      8.4 Covenants of WTC and Loan Trustee            22
      8.5 Covenants of Certificate Holders             23
      8.6 [INTENTIONALLY OMITTED]                      26
      8.7 Agreements                                   26

SECTION 9. [INTENTIONALLY OMITTED]                     36


SECTION 10. INDEMNIFICATION AND EXPENSES               36

      10.1 General Indemnity                           36
      10.2 Expenses                                    45
      10.3 General Tax Indemnity                       45
      10.4 [INTENTIONALLY OMITTED]                     56

      10.5 Payments                                    56
      10.6 Interest                                    56
      10.7 Benefit of Indemnities                      57

SECTION 11. [INTENTIONALLY OMITTED]                    57


SECTION 12. ASSIGNMENT OR TRANSFER OF INTERESTS        57

      12.1 Participants, Owner Trustee and
           Certificate Holders                         57
      12.2 Effect of Transfer                          60
      12.3 Majority in Interest of Certificate
           Holders                                     60

SECTION 13. REFUNDING AND CERTAIN OTHER MATTERS        60

      13.1 Refunding Generally                         60
      13.2 Private Offering                            62
      13.3 Timing; Refunding Limit; Notice             62
      13.4 Limitations on Obligation to Refund         63
      13.5 All Loan Certificates                       63
      13.6 Execution of Certain Documents              63
      13.7 ERISA                                       64
      13.8 Consent to Optional Redemptions             64
      13.9 [INTENTIONALLY OMITTED]                     64

SECTION 14. LEASE FOR ALL PURPOSES; SECTION 1110       64


SECTION 15. OWNER PARTICIPANT'S RIGHT TO RESTRUCTURE   65

      15.1 General Right to Restructure                65
      15.2 Limitations on Restructuring Provisions;
           Additional Terms                            65
      15.3 Transaction Expenses                        66

SECTION 16. CHANGE OF CITIZENSHIP                      67

      16.1 Generally                                   67
      16.2 Owner Participant                           67
      16.3 Owner Trustee                               68
      16.4 Loan Trustee                                68

SECTION 17. CONCERNING OWNER TRUSTEE                   68


SECTION 18. CONFIDENTIALITY                            68


SECTION 19. MISCELLANEOUS                              69

      19.1 Amendments                                  69
      19.2 Severability                                69
      19.3 Survival                                    70

      19.4 Reproduction of Documents                   70
      19.5 Counterparts                                70
      19.6 No Waiver                                   70
      19.7 Notices                                     71
      19.8 GOVERNING LAW; SUBMISSION TO JURISDICTION;
           VENUE                                       71
      19.9 Third-Party Beneficiary                     73
      19.10 Entire Agreement                           74
      19.11 Further Assurances                         74

SECTION 20. ERISA                                      74

      20.1 Generally                                   74
      20.2 Owner Participant                           75
      20.3 Certificate Holders                         75
      20.4 [Intentionally Omitted]                     75
      20.5 Owner Trustee                               75
      20.6 Loan Trustee                                75
      20.7 ERISA--Pass Through Trustee                 75
      20.8 Certain Agreements                          76

SECTION 21. REFINANCING TRANSACTION                    76





              ANNEX, SCHEDULES AND EXHIBITS

              ANNEX A -        Definitions

              SCHEDULE 1 -     Accounts; Addresses
              SCHEDULE 2 -     Lessee's Address for Service of
                               Process
              SCHEDULE 3 -     Commitments
              SCHEDULE 4 -     Certain Terms
              SCHEDULE 5 -     [Intentionally Omitted)

              EXHIBIT A -      Opinion of special counsel to Lessee
              EXHIBIT B -      Opinion of corporate counsel to
                               Lessee
              EXHIBIT C -      Opinion of corporate counsel to
                               Airframe Manufacturer
              EXHIBIT D -      [Intentionally Omitted]
              EXHIBIT E -      Opinion of special counsel to Owner
                               Trustee
              EXHIBIT F -      Opinion of special counsel to Loan
                               Trustee
              EXHIBIT G -      Opinion of special counsel to Owner
                               Participant and Owner Participant
                               Parent
              EXHIBIT H -      Opinion of corporate counsel to
                               Owner Participant and Owner
                               Participant Parent
              EXHIBIT I -      [Intentionally Omitted]
              EXHIBIT J -      [Intentionally Omitted]
              EXHIBIT K -      [Intentionally Omitted]
              EXHIBIT L -      Opinion of special counsel in
                               Oklahoma City, Oklahoma

               PARTICIPATION AGREEMENT 114


      AMENDED AND RESTATED PARTICIPATION AGREEMENT 114, dated as of July 1, 1995 (this "Agreement"), among (a) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee"), (b) GAUCHO-2 INC., a Delaware corporation ("Owner Participant"), (c) WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement ("Loan Participant""), (d) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in Section 1) (in its capacity as Owner Trustee, "Owner Trustee" or "Lessor," and in its individual capacity, "First Security") and (e) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Loan Trustee (in its capacity as Loan Trustee, "Loan Trustee" and in its individual capacity, "WTC") (Lessee, Owner Participant, Loan Participant, Owner Trustee and Loan Trustee collectively referred to herein as the "Transaction Participants").

                        RECITALS

      A. Certain of the Transaction Participants are parties to that certain Participation Agreement 114, dated as of July 1, 1995, relating to that certain Boeing 757-224 aircraft (the "Original
Participation Agreement")

      B. In connection with the transactions contemplated by the Original Participation Agreement, the Owner Participant and Fleet National Bank ("Fleet"), formerly named Shawmut Bank Connecticut, National Association, as loan participant (the "Original Loan Participant"), participated in the payment of Lessor's Cost as set forth in Schedule 3 hereto.

      C. On the Effective Date (as defined in Section 1(b) below,
Owner Trustee has redeemed certain loan certificates (the
"Original Loan Certificates") issued pursuant to the Original
Indenture to the Original Loan Participant and, as of the Effective Date, the Original Loan Participant is no longer a party to this Agreement.

      D. In connection with the transactions contemplated by the Original Participation Agreement, Rolls-Royce plc ("Rolls-Royce") issued a guaranty (the "Rolls-Royce Guaranty"), pursuant to which Rolls-Royce guaranteed certain of the indebtedness evidenced by the Original Loan Certificates.

      E. In connection with the the redemption of the Original Loan certificates, as of the Effective Date, the Rolls-Royce Guaranty is of no effect and Rolls-Royce is no longer a party to this

Agreement.

      F. The Transaction Parties wish to amend and restate, with effect in respect of all periods from and after May 20, 1996, the Original Participation Agreement as set forth in this Amended and Restated Participation Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND CONSTRUCTION

      (a) Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

      (b) This Amended and Restated Participation Agreement shall be effective as of May 20, 1996 (the "Effective Date") and, in respect of all acts, events and circumstances occurring or arising from (and including) and after the Effective Date, the terms and provisions of this Amended and Restated Participation Agreement shall govern the respective rights and obligations of the parties hereto with respect to the subject matter hereof; provided that the representations and warranties set forth in
Section 7 hereof shall, except as otherwise provided in Section 7.1.14(b), relate back to the Delivery Date. The Original Participation Agreement shall remain in full force and effect with respect to all acts, events and circumstances occurring or arising prior to the Effective Date; and accordingly, the terms and provisions of the Original Participation Agreement shall, in respect of all acts, events and circumstances occurring or arising prior to the Effective Date, govern the respective rights and obligations of those parties hereto, who are also parties to the Original Participation Agreement, with respect to the subject matter thereof, to the same extent and with the same force and effect as though the Original Participation Agreement had not been amended and restated hereby.

SECTION 2.  [INTENTIONALLY OMITTED]

SECTION 3.  [INTENTIONALLY OMITTED]

SECTION 4.  COMMITMENT TO LEASE AIRCRAFT

      Subject to the terms and conditions of this Agreement, concurrently with the issuance of the Loan Certificates on the Delivery Date, Owner Trustee shall purchase and accept delivery of the Aircraft under and pursuant to the Purchase Agreement and the Purchase Agreement Assignment, and thereupon Owner Trustee shall lease the Aircraft to Lessee, and Lessee shall lease the Aircraft from Owner Trustee, under the Lease.

SECTION 5.  [INTENTIONALLY OMITTED]

SECTION 6.  [INTENTIONALLY OMITTED]

SECTION 7.  REPRESENTATIONS AND WARRANTIES

      7.1  Lessee's Representations and Warranties

      Lessee represents and warrants to each Participant, Owner
Trustee and Loan Trustee that:

             7.1.1  Organization; Qualification

      Lessee is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Lessee Operative Agreements. Lessee is duly qualified to do business as a foreign corporation in good standing in the State of Texas and in all other jurisdictions required by Law or in which the nature and extent of the business conducted by it, or the ownership of its properties, makes such qualification necessary or desirable except where the failure to be so qualified would not give rise to a Material Adverse Change to Lessee.

             7.1.2  Corporate Authorization

      Lessee has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Lessee Operative
Agreements, and the performance of its obligations thereunder.

             7.1.3  No Violation

      The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of Lessee, (b) violate or contravene any Law applicable to or binding on Lessee (it being understood that this representation is not made with respect to any Law to the extent that such Law relates to any Plan), or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than as permitted under the Lease) upon any property of Lessee or any of its subsidiaries under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Lessee is a party or by which Lessee or any of its properties is or may be bound or affected.

             7.1.4  Approvals

      The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Delivery Date of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Lessee and (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements (and continuation statements periodically) and filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

             7.1.5  Valid and Binding Agreements

      The Lessee Operative Agreements have been duly authorized, executed and delivered by Lessee and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Lessee and are enforceable against Lessee in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

             7.1.6  Litigation

      Except as set forth in Lessee's most recent Annual Report on Form 10-K, as amended, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC on or prior to the Delivery Date (copies of which (excluding exhibits), in each case, have been furnished to Owner Participant by Lessee), no action, claim or proceeding is now pending or, to the Actual Knowledge of Lessee, threatened, against Lessee, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign government or any federal, state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which is reasonably likely to be determined adversely to Lessee and if determined adversely to Lessee would result in a Material Adverse Change.

             7.1.7  Taxes

      Lessee has filed or caused to be filed all material tax returns, reports and statements that are required to be filed and has paid or caused to be paid or is paying pursuant to Lessee's Revised Second Amended Joint Plan of Reorganization, as modified, under Chapter 11 of the Bankruptcy Code, all taxes shown to be due and payable by such returns, reports or statements and any tax assessments received by Lessee to the extent that such taxes have become due and payable (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided).

             7.1.8  Financial Condition

      The audited consolidated balance sheet of Lessee as of December 31, 1994, and the related consolidated statements of cash flows and non-redeemable preferred stock and common stockholders' deficit for the period then ended (copies of which have been furnished to Owner Participant) have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Lessee and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since December 31, 1994, there has been no material adverse change in such financial condition or operations, except for matters disclosed in the financial statements referred to above or any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC on or prior to the date hereof (copies of which (excluding exhibits) have been delivered to Owner Participant by Lessee).

             7.1.9  Registration and Recordation

      Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner Trustee, (b) the filing for recordation (and recordation) of the FAA Filed Documents, (c) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals),
(d) the taking of possession and retention by Loan Trustee of the original counterparts of the Lease and Lease Supplement No. 1 and
(e) the affixation of the nameplates referred to in Section 7.1.3 of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary or advisable in order to establish and perfect the right, title or interest of Owner Trustee, and the Loan Trustee's security interest, in the Aircraft and the Lease, as against Lessee and any other Person, in each case, in any applicable jurisdictions.

             7.1.10  Chief Executive Office

      The chief executive office (as such term is defined in Article 9 of the UCC) of Lessee is located at 2929 Allen Parkway,
Houston, Texas 77019.

             7.1.11  No Default

      No event which, if the Aircraft were subject to the Lease, constitutes a Lease Default or Lease Event of Default has occurred and is continuing.

             7.1.12  No Event of Loss

      No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Lessee, no circumstance, condition, act or event occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

             7.1.13  Compliance With Laws

      (a) Lessee is not in default under, or in violation of, any Law applicable to Lessee or to which Lessee is subject, the violation of which would give rise to a Material Adverse Change to Lessee.

      (b)  Without limiting the generality of Section 7.1.13(a):

           (i)  Lessee is a Citizen of the United States and a U.S.
      Air Carrier,

           (ii) Lessee holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Lessee to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Lessee; and

           (iii) Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             7.1.14  Securities Laws

      (a) Neither Lessee nor any person authorized to act on its behalf (it being understood that the Managers (as defined in the Original Participation Agreement) are not acting on Lessee's behalf) has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement, or any of the Original Loan Certificates, Pass Through Trust Certificates (as defined in the Original Participation Agreement) or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act or applicable state securities Laws.

  (b) As of May 20, 1996, neither Lessee nor any person authorized to act on its behalf (it being deemed for purposes of this representation that the initial purchasers under that certain purchase agreement dated as of May 9, 1996 among Lessee, Morgan Stanley & Co. Incorporated, CS First Boston Corporation and Fieldstone FPCG Services, L.P. are not acting on Lessee's behalf) has directly or indirectly offered any beneficial interest or Security relating to any of the Equipment Notes or Pass Through Certificates for sale to, or solicited any offer to acquire any such interest or Security from, or has sold any such interest or Security to, any person in violation of the Securities Act or applicable state securities Laws.

             7.1.15  All Disclosures Made

      No Operative Agreement contains any untrue statement of a material fact by Lessee and Lessee has not omitted to state any material fact necessary to make the statements of fact of Lessee, in light of the circumstances under which they were made, contained herein or therein not misleading. For purposes of this
Section 7.1.15, the term "Operative Agreements" shall not include the Tax Indemnity Agreement.

             7.1.16  Broker's Fees

      No Person acting on behalf of Lessee is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

             7.1.17  Section 1110

      Owner Trustee, as lessor under the Lease (and Loan Trustee, as assignee of Owner Trustee under the Trust Indenture), is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

             7.1.18  No Party in Interest Standing

      Lessee is not a "party in interest" (as defined in Section 3(14) of ERISA) with respect to any Plan disclosed by any Loan Participant or Certificate Holder pursuant to Section 7.4.3(a) or
(c). Neither Lessee nor any of its "affiliates" (as defined in Section V(c) of Prohibited Transaction Class Exemption ("PTCE") 84- 14) has, or during the immediately preceding one year period has exercised, the authority to appoint or terminate the "qualified professional asset manager" (within the meaning of Section V(a) of PTCE 84-14) (the "QPAM") as manager of the assets of any Plan disclosed by any Loan Participant or Certificate Holder pursuant to Section 7.4.3(d) or to negotiate the terms of such QPAM's management agreement (including renewals or modifications thereof) on behalf of any such Plan.

      7.2  Owner Participant's Representations and Warranties

      Owner Participant represents and warrants (and, in the case of Section 7.2.9, covenants) to Lessee, Loan Participant, Owner
Trustee and Loan Trustee that:

             7.2.1  Organization, Etc.

      Owner Participant is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Owner Participant Agreements.

             7.2.2  Corporate Authorization

      Owner Participant has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Owner Participant Agreements, and the performance of its obligations thereunder.

             7.2.3  No Violation

                     The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of Owner Participant, (b) violate or contravene any Law applicable to or binding on Owner Participant (it being understood that this representation is not made with respect to any Law to the extent that such Law relates to any Plan), or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner Participant is a party or by which Owner Participant or any of its properties is or may be bound or affected.

             7.2.4  Approvals

      The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Delivery Date of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner Participant and (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

             7.2.5  Valid and Binding Agreements

      The Owner Participant Agreements have been duly authorized, executed and delivered by Owner Participant and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner Participant and are enforceable against Owner Participant in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

             7.2.6  Citizenship

      On the Delivery Date, Owner Participant is a Citizen of the
United States.

             7.2.7  No Liens

      On the Delivery Date, there are no Lessor Liens attributable to Owner Participant in respect of all or any part of the Trust Estate.

             7.2.8  Investment by Owner Participant

      Owner Participant's beneficial interest in the Trust Estate is being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in
Section 12, the disposition by Owner Participant of its beneficial interest in the Trust Estate shall at all times be within its control.

             7.2.9  ERISA

      No part of the funds to be used by Owner Participant to acquire or hold its interests in the Trust Estate to be acquired by it under this Agreement directly or indirectly constitutes assets of a Plan.

             7.2.10  Litigation

      There are no pending or, to the Actual Knowledge of Owner Participant, threatened actions or proceedings against Owner Participant or Owner Participant Parent before any court, administrative agency or tribunal which, if determined adversely to Owner Participant or Owner Participant Parent, would materially adversely affect the ability of Owner Participant to perform its obligations under the Owner Participant Agreements or Owner Participant Parent to perform its obligations under the Owner Participant Guaranty.

             7.2.11  Securities Laws

      Neither Owner Participant nor any person Owner Participant has authorized to act on its behalf has directly or indirectly offered any beneficial interest in or Security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any of the Original Loan Certificates, Pass Through Certificates (as defined in the Original Participation Agreement) or any other interest in or Security under the Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act or applicable state securities Laws.

             7.2.12  Broker's Fees

      No Person acting on behalf of Owner Participant or Owner
Participant Parent is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

             7.2.13  No Party in Interest Standing

      Owner Participant is not a "party in interest" (as defined in Section 3(14) of ERISA) with respect to any Plan disclosed by any Loan Participant or Certificate Holder pursuant to Section 7.4.3(a) or (c). Neither Owner Participant nor any of its "affiliates" (as defined in Section V(c) of PTCE 84-14) has, or during the immediately preceding one year period has exercised, the authority to appoint or terminate the QPAM as manager of the assets of any Plan disclosed by any Loan Participant or Certificate Holder pursuant to Section 7.4.3(d) or to negotiate the terms of such QPAM's management agreement (including renewals or modifications thereof) on behalf of any such Plan.

      7.3  First Security's Representations and Warranties

      First Security represents and warrants to Lessee, Owner
Participant, Loan Participant and Loan Trustee that:

             7.3.1  Organization, Etc.

      First Security is a national banking association duly organized, validly existing and in good standing under the Laws of the United States, holding a valid certificate to do business as a national banking association with banking authority to execute and deliver, and perform its obligations under, the Owner Trustee Agreements.

             7.3.2  Corporate Authorization

      First Security has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by First Security, in its individual capacity and as Owner Trustee, of each of the Owner Trustee Agreements, and the performance of its obligations thereunder.

             7.3.3  No Violation

      The execution and delivery by First Security, in its individual capacity and as Owner Trustee of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee, of its obligations thereunder and the consummation by First Security in its individual capacity and as Owner Trustee on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Articles of Association or By-Laws of First Security, (b) violate or contravene any Law applicable to or binding on Owner Trustee or First Security or
(c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than the lien of the Trust Indenture) upon any property of First Security, in its individual capacity and as Owner Trustee, or any of its subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which First Security, in its individual capacity and as Owner Trustee, is a party or by which First Security, in its individual capacity and as Owner Trustee, or any of its properties is or may be bound or affected.

             7.3.4  Approvals

      The execution and delivery by First Security, in its individual capacity and as Owner Trustee, of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee on the Delivery Date, of its obligations thereunder and the consummation by First Security, in its individual capacity and as Owner Trustee, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of First Security or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

             7.3.5  Valid and Binding Agreements

      The Owner Trustee Agreements have been duly authorized, executed and delivered by First Security, in its individual capacity or as Owner Trustee, as the case may be, and constitute the legal, valid and binding obligations of First Security, in its individual capacity and as Owner Trustee, and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, are enforceable against First Security, in its individual capacity and as Owner Trustee, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

             7.3.6  Citizenship

      On the Delivery Date, First Security is a Citizen of the
United States.

             7.3.7  Chief Executive Office

      The chief executive office (as such term is defined in Article 9 of the UCC) of Owner Trustee is located at 79 South
Main Street, Salt Lake City, Utah 84111.

             7.3.8  Title

      On the Delivery Date, Owner Trustee shall have received whatever title (a) to the Aircraft (other than the BFE) as was conveyed to it by Airframe Manufacturer and (b) to the BFE as was conveyed to it by Lessee.

             7.3.9  No Liens; Financing Statements

      On the Delivery Date, there are no Lessor Liens attributable to First Security or Owner Trustee in respect of all or any part of the Aircraft, Trust Estate or the Trust Indenture Estate. Except for the Financing Statements, it has not, either in its individual capacity or as Owner Trustee, executed any UCC financing statements relating to the Aircraft or the Lease.

             7.3.10  Litigation

      There are no pending or, to the Actual Knowledge of First Security, threatened actions or proceedings against First Security and Owner Trustee before any court, administrative agency or tribunal which, if determined adversely to First Security, would materially adversely affect the ability of First Security or Owner Trustee, to perform its obligations under the Owner Trustee Agreements.

             7.3.11  Securities Laws

      Neither First Security, nor any person authorized to act on its behalf, has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person other than the Participants.

             7.3.12  Expenses and Taxes

      There are no Expenses or Taxes that may be imposed on or asserted against the Trust, the Trust Estate or any part thereof or any interest therein, the Trust Indenture Estate, Lessee, Owner Participant, Loan Participant, Owner Trustee or Loan Trustee (except as to Owner Trustee, Taxes imposed on the fees payable to Owner Trustee) under the laws of Utah in connection with the execution, delivery or performance of any Operative Agreement by Owner Trustee or in connection with the issuance of the Loan Certificates, which Expenses or Taxes would not have been imposed if Owner Trustee had not (x) had its principal place of business in, (y) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Agreements in or (z) engaged in any activities unrelated to the transactions contemplated by the Operative Agreements in, the State of Utah.

      7.4  Loan Participant's Representations and Warranties

      Loan Participant (and, by its acceptance of a Loan
Certificate, each Certificate Holder) represents and warrants
(and, in the case of Section 7.4.3, covenants) to Lessee, Owner
Participant, Owner Trustee and Loan Trustee that:

             7.4.1  Valid and Binding Agreements

      The Loan Participant Agreements have been duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of it and are enforceable against it in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

             7.4.2  Investment by Loan Participant

      The Equipment Notes to be acquired by it are being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, except for the offer and sale of the Pass Through Certificates and except that, subject to the restrictions on transfer set forth in Sections 8.5.3 and 12.1.3 (which are subject to Section 21), the disposition by it of its Equipment Notes shall at all times be within its control. Neither it nor any person it has authorized to act on its behalf has directly or indirectly offered any interest in and to the Equipment Notes for sale to, or solicited any offer to acquire any of the same from, any person in violation of applicable Laws.

             7.4.3  [Intentionally Omitted]

             7.4.4  [Intentionally Omitted]

      No Person acting on behalf of Loan Participant is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

      7.5  [Intentionally Omitted]

      7.6  WTC's Representations and Warranties

      WTC represents and warrants to Lessee, each Participant, and Owner Trustee that:

             7.6.1  Organization, Etc.

      WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, holding a valid certificate to do business as a Delaware banking corporation with banking authority to execute and deliver, and perform its obligations under, the Mortgagee Agreements.

             7.6.2  Corporate Authorization

      WTC has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by Loan Trustee or WTC, as the case may be, of the Mortgagee Agreements, and the performance of its obligations thereunder.

             7.6.3  No Violation

      The execution and delivery by Loan Trustee or WTC, as the case may be, of the Mortgagee Agreements, the performance by Loan Trustee or WTC, as the case may be, of its obligations thereunder and the consummation on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate or contravene any Law applicable to or binding on WTC or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than the lien of the Trust Indenture) upon any property of WTC or any of its subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC is a party or by which WTC or any of its properties is or may be bound or affected.

             7.6.4  Approvals

      The execution and delivery by Loan Trustee or WTC, as the case may be, of the Mortgagee Agreements, the performance by Loan Trustee or WTC, as the case may be, of its obligations thereunder and the consummation on the Delivery Date by Loan Trustee or WTC, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

             7.6.5  Valid and Binding Agreements

      The Mortgagee Agreements have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC and are enforceable against WTC in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

             7.6.6  Citizenship

      WTC is a Citizen of the United States.

             7.6.7  No Liens

      On the Delivery Date, there are no Lessor Liens attributable to WTC in respect of all or any part of the Trust
Estate or the Trust Indenture Estate.

             7.6.8  Litigation

      There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against Loan Trustee or WTC before any court, administrative agency or tribunal which, if determined adversely to Loan Trustee or WTC, as the case may be, would materially adversely affect the ability of Loan Trustee or WTC, as the case may be, to perform its obligations under any of the Mortgagee Agreements.

             7.6.9  Securities Laws

      Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Participants.

 SECTION 8.  COVENANTS, UNDERTAKINGS AND AGREEMENTS

      8.1  Covenants of Lessee

      Lessee covenants and agrees, at its own cost and expense, with Owner Participant, Loan Participant, Owner Trustee and Loan
Trustee as follows:

             8.1.1  Corporate Existence; Franchises

      Lessee shall at all times maintain its corporate existence, except as permitted by Section 13.2 of the Lease, and shall not wind-up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing. Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises, except that Lessee shall not be required to preserve or keep in full force and effect any right or franchise if Lessee shall reasonably determine that the preservation thereof is no longer necessary or desirable in the conduct of its business and if the loss thereof does not (a) adversely affect or diminish the rights of Participants under the Operative Agreements or (b) materially and adversely affect Lessee's ability to observe or perform its obligations, liabilities and agreements under the Lessee Operative Agreements.

             8.1.2  U.S. Air Carrier; Section 1110

      Lessee shall at all times remain a U.S. Air Carrier and shall at all times be otherwise certificated and registered to the extent necessary to entitle Owner Trustee (and Loan Trustee as assignee of Owner Trustee's rights under the Lease) the rights afforded to lessors of aircraft equipment under Section 1110.

             8.1.3  Notice of Change of Chief Executive Office

      Lessee will give each Participant, Owner Trustee and Loan Trustee timely written notice (but in any event not later than three Business Days after its occurrence) of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 8.1.4(c) as a result of such relocation.

             8.1.4  Certain Assurances

      (a) Lessee shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any Participant, Owner Trustee or Loan Trustee shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement and the other Operative Agreements.

      (b) Lessee shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Lease, the Trust Agreement and the Trust Indenture and the respective supplements thereto, including, without limitation, Lease Supplement No. 1 and the Trust Indenture Supplement, as shall be necessary to establish, perfect and protect the interests and rights of Owner Trustee in and to the Aircraft and under the Lease and the perfection and priority of the Lien created by the Trust

Indenture. Lessee shall furnish to Owner Participant or Owner Trustee such information (other than with respect to the citizenship of Owner Participant and Owner Trustee) in Lessee's possession or otherwise reasonably available to Lessee as may be required to enable Owner Participant or Owner Trustee to make application for registration of the Aircraft under the Act (subject to Lessee's rights under Section 7.1.2 of the Lease) and shall, without limiting the generality of Section 10, pay or cause to be paid all out-of-pocket costs and expenses thereof (including, without limitation, reasonable attorneys' fees and disbursements).

      (c) Lessee, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger pursuant to Section 13.2 of the Lease, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Owner Trustee and Loan Trustee, as applicable, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

      (d) If the Aircraft has been registered in a country other than the United States pursuant to Section 7.1.2 of the Lease, Lessee will furnish to Owner Trustee, Loan Trustee and each Participant annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to the Participants, stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect Owner Trustee's and Loan Trustee's respective right, title and interest in and to the Aircraft and the Operative Agreements, reciting the details of such actions, or
(ii) no such action is necessary to maintain the perfection of such right, title and interest.

             8.1.5  Securities Laws

      Neither Lessee nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement or any of the Loan Certificates or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

      8.2  Covenants of Owner Participant

      Owner Participant covenants and agrees with Lessee, and, except with respect to Section 8.2.4, Loan Participant, Owner
Trustee and Loan Trustee as follows:

             8.2.1  Liens

      Owner Participant (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to Owner Participant on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to or caused by it.

             8.2.2  Revocation of Trust Agreement

      (a) Owner Participant will comply with the provisions of the Trust Agreement applicable to it, the non-compliance with which would have a material adverse effect on Lessee, any Certificate Holder or Loan Trustee, and will not terminate or revoke the Trust Agreement or the trusts created thereunder without the prior written consent of Lessee and Loan Trustee and will not amend, modify or supplement the Trust Agreement, or waive any of the provisions thereof, if such amendment, modification, supplement or waiver would have a material adverse effect on Lessee, without the consent of Lessee, or on Loan Trustee or any Certificate Holder, without the consent of Loan Trustee.

      (b) Notwithstanding Section 8.2.2(a), Owner Participant may at any time remove Owner Trustee pursuant to Section 9.1 of the Trust Agreement; provided, however, that so long as any Pass
Through Certificates are outstanding, the Owner Participant shall
(i) give prior written notice of any such proposed removal to the nationally recognized rating agencies which have been requested by Lessee to rate, and are then rating, the Pass Through Certificates, and (ii) obtain written confirmation from such rating agencies prior to effecting any such proposed removal to the effect that such removal will not result in a withdrawal or downgrading of the ratings of the Pass Through Certificates.
Prior to or concurrently with entering into any substitute trust arrangement, Owner Participant shall have executed and delivered, and shall have caused the New Trustee to have executed and delivered, such agreements, certificates and other documentation (together with legal opinions and other related closing documentation) as shall reasonably be requested by Lessee or Loan Trustee to establish (x) the transfer of the Trust Estate to the substitute trust, (y) the assignment to and assumption by the substitute trust of each of the Owner Trustee Agreements (other than the original Trust Agreement) and (z) the filing or recordation of any document with the FAA or under the UCC necessary or advisable to establish and perfect the substitute trust's title to and interest in the Aircraft, Lessee's rights under the Lease and the Lien of the Trust Indenture. Upon the transfer of the Trust Estate to such substitute trust, such substitute trust agreement shall, for all purposes hereof, be deemed to be the Trust Agreement.

             8.2.3  Change of Situs of Owner Trust

      If, at any time, any Tax Indemnitee or the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 10.3 of this Agreement and if, as a consequence thereof, Lessee should request that the situs of the Trust be moved to another state in the United States from the state in which it is then located, the situs of the Trust may be moved with the written consent of Owner Participant (which consent shall not be unreasonably withheld) and Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided, that, in any event, (a) Lessee shall provide such additional tax indemnification as Owner Participant and the Certificate Holders may reasonably request to cover any additional unindemnified Taxes or loss of Tax benefits described in the assumptions in the Tax Indemnity Agreement resulting from such change in the situs of the Trust, (b) the rights and obligations under the Operative Agreements of Owner Participant, the Certificate Holders and Loan Trustee shall not be adversely affected as a result of the taking of such action, (c) the Lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and Lessee and Owner Trustee shall execute and deliver such documents as may reasonably be requested by Loan Trustee to protect and maintain the perfection and priority of such Lien, (d) Owner Participant and Loan Trustee shall have received an opinion or opinions of counsel (which counsel is reasonably satisfactory to Owner Participant and Loan Trustee) in scope, form and substance reasonably satisfactory to Owner Participant and Loan Trustee to the effect that (i) the Trust, as thus removed, shall remain a validly established trust,
(ii) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (iii) covering such other matters as Owner Participant or Loan Trustee may reasonably request, (e) if such removal involves the replacement of Owner Trustee, then Owner Participant and Loan Trustee shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to Owner Participant and Loan Trustee covering the matters described in the opinion delivered pursuant to Section 6.1.2(xxvii)(E) and (f) Lessee shall indemnify and hold harmless Owner Participant, Certificate Holders and First Security, in its individual capacity and as Owner Trustee, on a net after-tax basis against any and all reasonable out-of-pocket costs and expenses including attorneys' fees and disbursements, fees and expenses of any new owner trustee, registration, recording or filing fees and taxes incurred by Owner Participant, Certificate Holders or Owner Trustee in connection with such change of situs. Owner Participant agrees with Lessee that it will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee.

             8.2.4  Compliance with Lease Provisions

      Owner Participant will, solely for the benefit of Lessee, comply with the express provisions applicable to it contained in Sections 3.2.1 and 8.2.5 of the Lease.

             8.2.5  Securities Act

      Owner Participant will not directly or indirectly offer any beneficial interest or security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on Owner Participant any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

             8.2.6  Regarding the Owner Trustee

      Owner Participant will not cause Owner Trustee to violate its obligations under any Owner Trustee Agreement.

      8.3  Covenants of First Security and Owner Trustee

      First Security, in its individual capacity and/or as Owner
Trustee, as provided below, covenants and agrees with Lessee, each Participant and Loan Trustee as follows:

             8.3.1  Liens

      First Security (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens attributable to it or Owner Trustee with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to First Security or Owner Trustee on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will personally hold harmless and indemnify Lessee, Owner Participant, each Certificate Holder, Loan Trustee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

             8.3.2  Other Business

      Owner Trustee will not enter into any business or other activity except as contemplated by the Operative Agreements.

             8.3.3  Notice of Change of Chief Executive Office

      First Security, in its individual capacity and as Owner Trustee, will give Lessee, each Participant and Loan Trustee 30 days' prior written notice of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 8.3.8 as a result of such relocation.

             8.3.4  Securities Act

      First Security, in its individual capacity and as Owner Trustee, will not directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on First Security in its individual capacity or as Owner Trustee, any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

             8.3.5  Performance of Agreements

      Subject to the terms and provisions of the Trust Agreement, Owner Trustee shall perform its obligations under the Owner
Trustee Agreements in accordance with the terms thereof.

             8.3.6  Release of Lien of Trust Indenture

      Owner Trustee, in each instance referred to in the Lease in which a transfer of any property is required to be made by Owner Trustee to Lessee or any other Person (other than Loan Trustee or Owner Participant), shall, at Lessee's request and expense, use its reasonable efforts to procure from Loan Trustee the prompt release of the Lien of the Trust Indenture with respect to such property.

             8.3.7  Notices; Documents

      In the event any claim with respect to any liabilities is filed against the Owner Trustee in its capacity as such and Owner Trustee shall have Actual Knowledge thereof, the Owner Trustee shall promptly notify Lessee in writing thereof. Owner Trustee further agrees to provide to Lessee promptly any documents (including the certificate of aircraft registration) that it receives from the FAA with respect to the Aircraft.

             8.3.8  Filings

      After the Delivery Date, Owner Trustee shall duly execute and deliver to Lessee all filings and recordings (including, without limitation, all filings and UCC financing statements under the Act and the UCC and any amendments to UCC financing statements necessitated by any relocation of its chief executive office), prepared and delivered to it by Lessee required to perfect Owner Trustee's title to the Aircraft and the liens of and security interests granted by the Trust Indenture (or to maintain such perfection) and to make such title, liens and security interests valid and enforceable.

      8.4  Covenants of WTC and Loan Trustee

      WTC or Loan Trustee, as the case may be, covenants and agrees with Lessee, each Participant and Owner Trustee as follows:

             8.4.1  Liens

      WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to WTC on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will personally hold harmless and indemnify Lessee, Owner Participant, each Certificate Holder, Owner Trustee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against
(i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and
(iii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

             8.4.2  Securities Act

      Loan Trustee will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate, or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on Loan Trustee any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

             8.4.3  Performance of Agreements

      Subject to the terms and provisions of the Trust Indenture, Loan Trustee shall perform its obligations under the Indenture
Agreements in accordance with the terms thereof.

             8.4.4  [Intentionally Omitted]

             8.4.5  Withholding Taxes

      WTC shall indemnify (on an after-tax basis) and hold harmless Lessee and Owner Participant against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTC to withhold on payments to any Certificate Holder if such Certificate Holder failed to provide to Loan Trustee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

      8.5  Covenants of Certificate Holders

      Each Certificate Holder (including Loan Participant, whether or not it has elected or elects to have its Loan
Certificate(s) registered in the name of a nominee) as to itself only covenants and agrees with Lessee, Owner Participant, Owner
Trustee and Loan Trustee as follows:

             8.5.1  [Intentionally Omitted]

             8.5.2  Withholding Taxes

      Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-Tax basis) and hold harmless Lessee, Owner Participant and Loan Trustee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Loan Trustee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

             8.5.3  Transfer; Compliance

           (a) Such Certificate Holder will (i) not transfer any Loan Certificate or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on such Certificate Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, (ii) for so long as Gaucho-2 Inc. or any Affiliate thereof is Owner Participant hereunder, without the consent of such party, not transfer any Loan Certificate or interest therein to Aetna Life Insurance Company or knowingly transfer any Loan Certificate or interest therein to any Affiliate thereof and (iii) perform and comply with the obligations specified to be imposed on it (as a Loan Participant or Certificate Holder) under each of the Trust Indenture and the form of Loan Certificate set forth in the Trust Indenture.

           (b) Subject to Section 21, each Loan Participant and each Note Holder (including the Pass Through Trustee, as beneficial owner of the Equipment Notes, and the Subordination Agent, as record owner of the Equipment Notes) covenants and agrees that it shall not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the proposed transferee thereof first provides Lessee and Owner Participant with both of the following:

                (i) a written representation that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan, or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Lessee, Owner Participant, Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder) and so long as Gaucho-2 Inc. or any Affiliate thereof is Owner Participant, a written representation that such proposed transferee is not an Affiliate of Aetna Life Insurance Company; and

                (ii) a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this clause
           (ii).

           (c) Subject to Section 21, promptly after discovery by any Note Holder that its source of funding for its Equipment Note has resulted in, or will result in, a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, (i) such Note Holder shall promptly and diligently use all good faith reasonable efforts to fund such Equipment Note in a manner that would correct such prohibited transaction and (ii) during the Term, so long as such prohibited transaction has not been corrected pursuant to clause (i) above or otherwise, upon notice (which notice shall specifically refer to this Section 8.5.3(c)(ii)) from either Lessee or Owner Participant to such Note Holder, the following actions will be taken:

                (A) a Person (which may be Lessee), designated by Lessee with the consent of Owner Participant (which consent shall not be unreasonably withheld or delayed) in such notice of Lessee, or within ten days of any such notice of Owner Participant (which Person confirms in writing to such Note Holder and Owner Participant that it will comply with the obligations of the remarketing agent under this Section 8.5.3(c)(ii)) (such Person being referred to herein as the "remarketing agent"), will use reasonable efforts promptly, and in any event within 65 days following such notice from Lessee or Owner Participant to the remarketing agent, to identify to Lessee potential purchasers that are not Affiliates of Lessee for such Equipment Note that are willing to purchase such Equipment Note pursuant to this
      Section 8.5.3(c)(ii) and would be willing to pay a commercially reasonable cash purchase price therefor, taking into account, among other things, prevailing interest rates, the security for the Equipment Notes under the Trust Indenture and the market prices of comparable securities;

                (B) within 70 days following such notice from Lessee or Owner Participant to the remarketing agent, Lessee shall designate a purchaser (which shall not be an Affiliate of Lessee) to the Note Holder and the remarketing agent that is willing to pay a commercially reasonable cash purchase price for such Equipment Note, failing which the remarketing agent shall within two Business Days identify to Lessee and such Note Holder the potential purchaser willing to pay the highest cash purchase price and such potential purchaser shall be deemed to be the designated purchaser;

                (C) within ten Business Days following such designation by Lessee or the remarketing agent, as the case may be, such Certificate Holder shall sell, assign, transfer and convey all its right, title and interest in and to its Loan Certificate (without recourse or warranty of any kind except against Liens on such Loan Certificate arising by, through or under such Certificate Holder) to the designated purchaser against payment by such designated purchaser to such Certificate Holder in immediately available funds of the purchase price therefor;

                (D) upon such sale, assignment, transfer and conveyance, such designated purchaser shall be deemed to have accepted such Loan Certificate for all purposes of the Operative Agreements, including, without limitation,
      Section 2.07 of the Trust Indenture and Section 12.1.3; and

                (E) immediately following such sale, assignment, transfer and conveyance (but not as a condition thereto), Lessee shall pay to such former Certificate Holder (x) the excess, if any, of the outstanding principal amount of such transferred Loan Certificate at the date of such sale, assignment, transfer and conveyance, plus accrued interest on such Loan Certificate to such date over the portion of the purchase price paid by the designated purchaser to such former Certificate Holder in respect of such transferred Loan Certificate pursuant to clause (C) above and (y) any other sums then due and payable by Lessee to such former Certificate Holder under the Operative Agreements.

      Neither Lessee nor Owner Participant shall be obligated to give the notice referred to in Section 8.5.3(c)(ii). Any such notice, whether given by Lessee or Owner Participant, may be rescinded by Lessee with the consent of Owner Participant at any time prior to the sale, assignment, transfer and conveyance of such Loan Certificate by delivering written notice of such rescission to such Certificate Holder, Owner Participant and the remarketing agent. Such rescission shall not preclude delivery of another such notice pursuant to Section 8.5.3(c)(ii). No party shall have any liability for the default by the designated purchaser in purchasing such Loan Certificate, but such default shall not preclude the designation of another purchaser under
Section 8.5.3(c)(ii). Lessee shall be responsible for paying the fees and expenses of the remarketing agent.

      8.6  [INTENTIONALLY OMITTED]

      8.7  Agreements

             8.7.1  Owner Trustee Is Owner for All Purposes

      Lessee, the Participants, Owner Trustee and Loan Trustee agree that for all purposes, after the Closing, Owner Trustee will be the owner of the Aircraft (except that Owner Participant will be the owner for income tax purposes) and Lessee will be the lessee thereof. No transfer, by operation of Law or otherwise, of the beneficial interest of Owner Participant in and to the Trust Estate shall operate to transfer legal title to any part of the Trust Estate to any transferee thereof.

             8.7.2  Rights under the Lease

      Lessee acknowledges and confirms each of Owner
Participant's and Loan Trustee's rights under the Lease.

             8.7.3  Commencement of Bankruptcy Proceedings

      Lessee, each Participant, each Certificate Holder, First Security, Owner Trustee, WTC and Loan Trustee agree for the benefit of each of the others that it will not commence or join in any proceeding under the Bankruptcy Code to commence a case under Section 303 of the Bankruptcy Code against the Trust Estate. Nothing contained herein shall be deemed to preclude any Participant, any Certificate Holder, First Security, Owner Trustee, WTC or Loan Trustee from filing any claim against the Trust Estate in any case commenced against the Trust Estate.

             8.7.4  Certain Bankruptcy Matters

      If (a) all or any part of the Trust Estate becomes the property of, or Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (b) pursuant to such reorganization provisions, including
Section 1111(b) of the Bankruptcy Code, First Security or Owner Participant is required, by reason of First Security or Owner Participant being held to have recourse liability to any Certificate Holder or Loan Trustee directly or indirectly (other than the recourse liability of First Security or Owner Participant under this Agreement, the Trust Indenture or by separate agreement), to make payment on account of any amount payable as principal, Make-Whole Amount, if any, interest or other amounts on the Loan Certificates, and (c) any Certificate Holder or Loan Trustee actually receives any Excess Amount, as defined below, which reflects any payment by First Security or Owner Participant on account of (b) above, then such Certificate Holder or Loan Trustee, as the case may be, shall promptly refund to First Security or Owner Participant (whichever shall have made such payment) such Excess Amount.

      For purposes of this Section 8.7.4, "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Certificate Holder or Loan Trustee if First Security or Owner Participant had not become subject to the recourse liability referred to in clause (b) above. Nothing contained in this Section 8.7.4 shall prevent a Certificate Holder or Loan Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of First Security or Owner Participant under this Agreement (other than as referred to in clause (b) above) or the Trust Indenture (and any exhibits or annexes thereto) or from retaining any amount paid by Owner Participant under Sections 2.14 or 4.03 of the Trust Indenture.

             8.7.5  Quiet Enjoyment; Sale by Owner Trustee Binding

      (a) Each Participant, each Certificate Holder, Owner Trustee and Loan Trustee agrees as to itself with Lessee that, so long as no Lease Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Lessee's rights in accordance with the Lease to the quiet enjoyment, possession and use of the Aircraft during the Term. The foregoing, however, shall not be construed or deemed to modify or condition in any respect the obligations of Lessee pursuant to Section 16 of the Lease, which obligations are absolute and unconditional.

      (b) Any assignment, sale, transfer or other conveyance of the Aircraft by Owner Trustee made pursuant to the terms of this Agreement or the Lease shall bind Owner Participant and shall be effective to transfer or convey all right, title and interest of Owner Trustee and Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance, or as to the application of any sale or other proceeds with respect thereto by Owner Trustee, as regards Owner Participant.

             8.7.6  Effect of Lessee's Merger

      Section 13.2.2 of the Lease is incorporated by reference herein.

             8.7.7  Non-Recourse

      Loan Participant and Loan Trustee agree that (a) obligations of Owner Trustee under the Trust Indenture or any other Operative Agreement and with respect to the Loan Certificates shall be non-recourse to Owner Participant and to First Security and (b) they will look solely to the income and proceeds from the Trust Estate and the Trust Indenture Estate to the extent available for distribution to Loan Participant or Loan Trustee as provided in the Trust Indenture and that neither Owner Participant nor First Security will be personally liable to Loan Participant or Loan Trustee for any amounts payable by Owner Trustee under the Trust Indenture or any other Operative Agreement. The foregoing is not intended to limit any liability of Owner Participant or First Security to the extent that such liability is expressly set forth in this Agreement (with respect to Owner Participant) or in any of the Operative Agreements (with respect to First Security).

             8.7.8  Other Documents; Amendment

      (a) Each Participant hereby consents to the terms of the Lease, the Trust Agreement and the Trust Indenture. Lessee acknowledges receipt of executed copies of the Trust Agreement and the Trust Indenture and hereby consents to the execution and delivery of the Trust Agreement and the Trust Indenture and to all the terms thereunder, including, without limitation, the creation of a Lien in respect of, among other things, the Aircraft and the Lease pursuant to the Trust Indenture. Nothing in this Section 8.7.8 shall be construed to require Lessee's consent to any future supplement to, or amendment, waiver or modification of any other terms of, the Trust Agreement or the Trust Indenture. Notwithstanding the foregoing, so long as the Lease has not terminated or expired, Owner Trustee and Loan Trustee hereby agree for the benefit of Lessee (i) to comply with the provisions of the Trust Indenture if failure to so comply would have an adverse effect on Lessee and such noncompliance is not the direct result of an act or failure to act by Lessee, and
(ii) not, without the consent of Lessee, directly or indirectly to amend or modify any provisions of Section 2.01, 2.07 (as to reduction of the minimum denominations of Loan Certificates), 2.08, 2.09, 3.02, 3.04, 5.05, 5.06, 5.07, 5.08, 5.09, 8.02
(insofar as Lessee is specified to have rights thereunder), 10.04 or 10.05 of the Trust Indenture, Article I or Article VII of the Trust Indenture or any Loan Certificate in a manner adversely affecting Lessee. Owner Trustee agrees to furnish promptly to Lessee and Owner Participant copies of any amendment, modification, supplement or waiver relating to any of the Operative Agreements to which Lessee or Owner Participant, as the case may be, is not a party.

      (b) Owner Trustee agrees to join with Lessee to the extent that action on its part is necessary or appropriate (i) to cause the following to be duly accomplished in accordance with applicable United States federal Law by the time the Aircraft is delivered under this Agreement and the Lease: (A) the application for registration of the Aircraft in the name of Owner Trustee and
(B) all related action necessary in order for Lessee to have temporary or permanent authority to operate the Aircraft as contemplated by the Lease and (ii) forthwith upon delivery of the Aircraft under this Agreement and the Lease, to cause all necessary documents to be duly filed for recording in accordance with applicable United States federal Law.

             8.7.9  Consents

      Each Participant, Owner Trustee and Loan Trustee covenants and agrees, for the benefit of Lessee, that it shall not unreasonably withhold its consent to any consent or approval requested of it or of Owner Trustee or Loan Trustee under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

             8.7.10  Insurance

      Each party hereto (other than Lessee) agrees not to obtain or maintain insurance for its own account as permitted by Section
11.3 of the Lease if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to Section 11 and Annex D of the Lease.

             8.7.11  Extent of Interest of Certificate Holders

      A Certificate Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Estate or the Trust Indenture Estate when and if the principal and Make-Whole Amount, if any, of and interest on the Loan Certificate held by such Holder, and all other sums, then due and payable to such Holder hereunder and under any other Operative Agreement, shall have been paid in full.

             8.7.12  Foreign Registration

      Each Participant, Owner Trustee and Loan Trustee (for purposes of this Section 8.7.12, acting only at the direction of a Majority in Interest of Certificate Holders determined without reference to the second sentence of the definition thereof) hereby agrees, for the benefit of Lessee but subject to the provisions of Section 7.1.2 of the Lease:

      (a) that Lessee shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

      (i)  each of Lessor and Loan Trustee gives its prior written consent; and

      (ii)  each of the following requirements is satisfied:

           (A) Lessee shall deliver such request to Lessor and Loan Trustee at least 30 days in advance of the date of any such proposed change of registration;

           (B) such registration shall be made, if at all, only after the close of the calendar year in which the seventh anniversary of the Delivery Date occurs or if a Lessee Act (as defined in the Tax Indemnity Agreement) as a result of which indemnification has been required under the Tax Indemnity Agreement has created a longer Tax Attribute Period (as defined in the Tax Indemnity Agreement), after the close of the Tax Attribute Period, unless in either case Lessee prepays any liability Owner Participant determines would be due under the Tax Indemnity Agreement as a result of such registration based upon the assumption that such registration would continue for the remainder of the term of the Permitted Sublease described in clause (D) below;

           (C) no Lease Default or Lease Event of Default shall have occurred and be continuing at the time of such request;

           (D) such proposed change of registration is made in connection with a Permitted Sublease to a Permitted Air Carrier;

           (E) such country (1) is the domicile of Permitted Sublessee and the country in which Permitted Sublessee maintains its principal place of business and (2) is a country with which the United States then maintains normal diplomatic relations;

           (F) such country would recognize the interests of, and would provide substantially equivalent protection (including the right to take possession of the Aircraft in the event of (1) a Lease Event of Default or a default by Permitted Sublessee or
                (2) the bankruptcy of Lessee or Permitted Sublessee) for the rights and remedies of, owner participants, lessors, lenders and mortgagees in similar transactions as provided under the Law of the United States;

           (G) the courts of such country would give effect to Lessor's title to and leasehold interest in the Aircraft, to the registration of the Aircraft in the name of Lessor and to the priority of the Lien of the Trust Indenture, in each case substantially to the same extent as provided under the Law of the United States; and

           (H) if requested by Lessor, Lessee or any Permitted Sublessee shall, for purposes of enforcement of the rights and remedies provided for in Section 15 of the Lease, execute an irrevocable power of attorney in form and substance satisfactory to Lessor providing for, among other things, upon and during the continuance of a Lease Event of Default, (1) the deregistration of the Aircraft and (2) the reregistration of the Aircraft in the United States by Lessor, including the ability to obtain export licenses and take any other action necessary or advisable for the repossession, export and redelivery to Lessor of the Airframe, any Engine and any airframe or engine substituted for the Airframe or any Engine, all in accordance with the Lease.

      (b) Neither Lessor nor Loan Trustee shall unreasonably withhold its consent to such a request by Lessee for a change of registration of the Aircraft in accordance with this Section, if:

      (i) Lessee shall have given to Lessor and Loan Trustee assurances reasonably satisfactory to each of them:

           (A) to the effect that the provisions of Section 11 of the Lease have been complied with after giving effect to such change of registration;

           (B) of the payment by Lessee of all reasonable expenses of Lessor, each Participant, each Certificate Holder and Loan Trustee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel,
                (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Loan Trustee for the benefit of Certificate Holders, (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft and the Lease in favor of Loan Trustee for the benefit of Certificate Holders and (4) any and all other costs, expenses and Taxes under the Law of the country of registry, whether initial or on a continuing basis, incurred by Lessor, each Participant, each Certificate Holder or Loan Trustee as a result of the registration of the Aircraft, or the creation, attachment and perfection of the security interest therein, under the laws of the country of registry;

           (C) to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Lessee shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Lessor and Loan Trustee, afford such protection);

           (D) as to the continued status of the Trust Indenture as a first priority perfected Lien (subject to Permitted Liens) on the Trust Indenture Estate (including, without limitation, the Aircraft);

           (E) that any import or export permits necessary to take the Aircraft into or out of such country and any exchange permits necessary to allow all Rent and other payments provided for under the Lease shall be in full force and effect;

           (F) that any value-added tax, customs or import fee or duty, tariff, other Tax or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by Lessee;

           (G) that such new country of registry imposes aircraft maintenance standards no less stringent than those of the FAA;

           (H) that no Lease Default or Lease Event of Default exists and that no Lease Default or Lease Event of Default will occur or exist upon, or result from, such reregistration; and

           (I) with respect to such other matters as Lessor, any Participant, Owner Participant or Loan Trustee may reasonably request; and

      (ii) Lessee shall deliver to Lessor, Certificate Holders and Loan Trustee a favorable opinion, in form and substance and from counsel in such country, in each case, reasonably satisfactory to Lessor and Loan Trustee, to the effect that:

           (A) the terms (including, without limitation, the governing law, service-of-process and jurisdictional submission provisions, and the remedies) of this Agreement, the Lease, the applicable Permitted Sublease and the Trust Indenture are legal, valid, binding and enforceable in such country;

           (B) it is not necessary for Lessor, any Participant, Certificate Holders or Loan Trustee to register or qualify to do business in such country as a result, in whole or in part, of the registration of the Aircraft in such country;

           (C) there is no tort liability of or imputed to the owner or lessor, or of persons lending money, on a secured or unsecured basis, or any guarantor of any such person, to such an owner or lessor for the purchase of, an aircraft, under the laws of such country (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to Lessor and each Participant, such opinion shall be waived if insurance or third-party indemnities satisfactory to Lessor and each Participant are available to cover such risk and is provided at or before the time of such change of registration, at Lessee's expense);

           (D) unless Lessee shall have agreed to provide insurance satisfactory to Lessor and each Participant covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Lessee prior to such proposed reregistration has obtained such license or permit) for the taking or loss of use of the Aircraft in the event of the taking or requisition by such government of such use;

           (E) the registration of the Aircraft would be terminable without material burden, penalty or delay by Lessor or Loan Trustee upon the occurrence of a Lease Event of Default;

           (F) there shall not exist possessory rights in favor of the government of such country, Lessee or Permitted Sublessee (including, without limitation, a defense of sovereign immunity) that would, upon the bankruptcy of Lessee or Permitted Sublessee or upon the occurrence of a Lease Event of Default, prevent or delay the return of the Aircraft pursuant to the Lease;

      and covering the matters set forth in
      Sections 8.7.12(a)(ii)(F) and (G) and to such further effect with respect to such other matters as Lessor, each Participant or Certificate Holders may reasonably request.

      (c) The parties hereto acknowledge to each other that none of such parties has conducted a review of the countries in which the Permitted Air Carriers are domiciled to determine whether any of the criteria set forth in Section 8.7.12(a) or (b) are currently met.

      (d) Any such change in registration shall be at the sole expense of Lessee, and Lessee shall pay all reasonable expenses of Lessor, each Participant, Certificate Holders and Loan Trustee in connection with any request to change (and the evaluation thereof), and any actual change, of registration of the Aircraft.

             8.7.13  Other Commercial Relations Unaffected

      Notwithstanding anything to the contrary set forth in any Operative Agreement:

      (a) Except as set forth in the Purchase Agreement Assignment, nothing contained in the Lessee Operative Agreements shall constitute or be deemed to be a waiver by Lessee of any rights, remedies or claims it may have against Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either; and the Lessee Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Airframe Manufacturer, Engine Manufacturer or any subcontractor or supplier of either with respect to any such rights, remedies or claims of Lessee; and

      (b) None of Airframe Manufacturer, by its execution and delivery of the Consent and Agreement, Owner Participant Parent, by its execution and delivery of the Owner Participant Guaranty, and Engine Manufacturer, by its execution and delivery of the Engine Consent and Agreement, shall be deemed to have waived any rights, remedies or claims which Airframe Manufacturer, Engine Manufacturer (or any subcontractor or supplier of either) or Owner Participant Parent, as the case may be, may have against Lessee; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Lessee with respect to any such rights, remedies or claims of

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Airframe Manufacturer, Engine Manufacturer (or any subcontractor or supplier of either) or Owner Participant Parent.

             8.7.14  Interest in Certain Engines

      Each Participant, Owner Trustee and Loan Trustee agree, for the benefit of each of the lessor, conditional seller, Loan Trustee or secured party of any airframe or engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, Loan Trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such Loan Trustee or secured party; provided, that Lessee or any such Permitted Sublessee shall have received from the lessor, conditional seller, Loan Trustee or secured party in respect of such airframe a written agreement (which may be the lease, conditional sale agreement, trust indenture or other security agreement covering such airframe) whereby such lessor, conditional seller, Loan Trustee or secured party effectively agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lease or is owned by Owner Trustee.

             8.7.15  Trust Agreement

      Each of First Security and Owner Trustee hereby (i) agrees with Lessee, Loan Participant and Loan Trustee not to amend, supplement, terminate or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (ii) agrees with Lessee, Loan Participant and Loan Trustee not to revoke the trust created by the Trust Agreement so long as the Trust Indenture remains undischarged or if such revocation would have an adverse effect on the Lessee. Nothing contained in this Agreement shall impair any right under the Trust Agreement of First Security to resign as Owner Trustee.

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



             8.7.16  Release of Lien of Trust Indenture

      Each of Lessee, Owner Trustee and Loan Trustee agree that in each instance referred to in the Lease in which a transfer of any property is required to be made by Owner Trustee to Lessee or any other Person (other than Loan Trustee or Owner Participant), upon full compliance by Lessee with Lessee's obligations, if any, under the applicable section thereof, Loan Trustee shall (upon certification by Lessee and Owner Trustee of any such event and without the consent of Certificate Holders) promptly execute such instruments as Owner Trustee or Lessee may reasonably request to evidence the release of the Lien of the Trust Indenture with respect to such property.

              8.7.17 With respect to any amounts paid by Lessee as Supplemental Rent in excess of amounts owed by Lessee as Supplemental Rent, the Owner Trustee agrees to forward promptly to Lessee such excess (if and to the extent such excess has been distributed to and received by the Owner Trustee) after Final Distributions (as such term is defined in the Intercreditor Agreement) have been made on all classes of the Pass Through Certificates and all other amounts due under the Intercreditor Agreement have been paid and all amounts due and payable by Lessee to the Owner Trustee or to the Owner Participant or both under the Operative Agreements have been paid in full.

SECTION 9.  [INTENTIONALLY OMITTED]

SECTION 10.  INDEMNIFICATION AND EXPENSES

      10.1  General Indemnity

             10.1.1  Indemnity

      Whether or not any of the transactions contemplated hereby are consummated, Lessee shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on demand, any and all Expenses of any kind or nature whatsoever, and whether arising before, on or after the Delivery Date, that may be imposed on, incurred by or asserted against any Indemnitee, in any way relating to, resulting from, or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following:

      (a) The Operative Agreements, any Permitted Sublease, the Refinancing Agreement, the Refunding Agreements, the Note Purchase Agreement, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and (with respect to Owner Participant only) the Fee Letter (as defined in the Intercreditor Agreement) or the enforcement of any of the terms of any of the Operative Agreements, any Permitted Sublease, the Refinancing Agreement, the Refunding Agreements, the Note Purchase Agreement, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and (with respect to Owner Participant only) the Fee Letter (as defined in the Intercreditor Agreement).

      (b) The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, financing, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Lessee (or any Permitted Sublessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;

      (c) The offer, sale, resale, purchase, delivery or holding of any Loan Certificate or Equipment Note (whether issued pursuant to the Original Indenture or the Trust Indenture and whether issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise) or Pass Through Certificate or any interest in or represented by any Loan Certificate or Equipment Note (whether issued pursuant to the Original Indenture or the Trust Indenture and whether issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise) or Pass Through Certificate or any refunding of any Loan Certificate or Equipment Note pursuant to Section 13, whether before, on or after the Delivery Date;

      (d) The offer or sale of any interest in the Aircraft, the Equipment Notes (whether issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise), the Pass Through Certificates, the Trust Estate or the Trust Agreement or any similar interest or in any way resulting from or arising out of the Trust Agreement and the Trust Estate and the Trust Indenture Estate (including for claims resulting from or arising under the Securities Act or other applicable federal, state or foreign securities Laws or at common law) in each case (other than the Equipment Notes issued in connection with the Refinancing Transaction and the Pass Through Certificates) on or prior to the Delivery Date and, in the case of the Equipment Notes issued in connection with the Refinancing Transaction, and the Pass Through Certificates, on or prior to the date on which the Refinancing Transaction is consummated or on or prior to the date on which registered Pass Through Certificates are issued, as contemplated by the Registration Rights Agreement, in exchange for the initial Pass Through Certificates;

      (e) Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Lessee Operative Agreement, the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement or any Pass Through Trust Agreement or the falsity of any representation or warranty of Lessee in any such agreement other than in the Tax Indemnity Agreement or the occurrence of any Lease Default or Lease Event of Default; and

      (f) Any "prohibited transaction," within the meaning of
Section 406 of ERISA or Section 4975(c)(1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, the Refinancing Transaction, the offer, sale, resale, purchase, delivery or holding of any Loan Certificate or Equipment Note (whether issued pursuant to the Original Indenture or the Trust Indenture and whether issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise) or Pass Through Certificate or any interest therein or represented thereby or any refunding thereof pursuant to Section 13, or any other transaction contemplated under any Operative Agreement, the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement, any Pass Through Trust Agreement, the Intercreditor Agreement, the Liquidity Facilities or the Fee Letter (as defined in the Intercreditor Agreement) whether such prohibited transaction occurs before, on or after the Delivery Date.

             10.1.2  Exceptions

      Notwithstanding anything contained in Section 10.1.1, Lessee shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 10.1.1 in respect of any Expense of such Indemnitee:

      (a) For any Taxes (other than Taxes related to ERISA or assessed under Section 4975 of the Code) or a loss of Tax benefit, whether or not Lessee is required to indemnify therefor pursuant to Section 10.3 or the Tax Indemnity Agreement;

      (b) Except to the extent fairly attributable to acts or events occurring or conditions or circumstances existing prior thereto, acts or events (other than acts or events related to the performance by Lessee of its obligations pursuant to the terms of the Lessee Operative Agreements) that occur after the earliest of: (i) with respect to the Airframe, any Engine or any Part, the return of possession of such Airframe, Engine or Part pursuant to the terms of and in compliance with the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 10.1 shall survive for so long as Lessor shall be entitled to exercise remedies under such Section 15), (ii) the termination of the Term in accordance with Sections 9 or 17.3 of the Lease or (iii) the termination of the Term in accordance with
Section 10.1.2 of the Lease and the payment by Lessee of all amounts then due and payable under the Lease and hereunder as a result of an Event of Loss with respect to the Aircraft; provided, that nothing in this clause (b) shall be deemed to exclude or limit any claim that any Indemnitee may have under applicable Law by reason of a Lease Event of Default or for damages from Lessee for breach of Lessee's covenants contained in the Lessee Operative Agreements or to release Lessee from any of its obligations under the Lessee Operative Agreements that expressly provide for performance after termination of the Term;

      (c) If such Indemnitee shall be a Loan Participant or any Certificate Holder, for any Expense attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Loan Certificate or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement resulting from a Lease Event of Default or any such Transfer required by an Operative Agreement;

      (d) If such Indemnitee shall be Owner Participant, for any Expense asserted against Owner Participant to the extent that the same is so asserted by reason of any Transfer (voluntary or involuntary) by or on behalf of Owner Participant of any interest in the Aircraft, or the Trust Estate except for out-of-pocket costs and expenses incurred as a result of such Transfer, if, at the time of such Transfer, a Lease Event of Default shall have occurred and be continuing;

      (e) To the extent such Expense is attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

      (f) If such Indemnitee is Owner Trustee any Expense or other amount that is enumerated in the proviso to Section 17;

      (g) Any Expense to the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or related Indemnitee contained in or made pursuant to any Operative Agreement, the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement, any Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility.

      (h) Any Expense to the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement, the Refinancing Agreement (except with respect to the Owner Participant), any Refunding Agreement (except with respect to the Owner Participant), the Note Purchase Agreement, any Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or the Fee Letter (as defined in the Intercreditor Agreement);

      (i) Any Expense to the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Loan Certificates, the Trust Estate or the Trust Agreement or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws, in each case, on or prior to the Delivery Date;

      (j) (i) With respect to any Indemnitee (other than Loan
Trustee), any Expense to the extent attributable to the failure of (X) the Loan Trustee to distribute funds received and distributable by it in accordance with the Trust Indenture or (Y) the Owner

Trustee to distribute funds received and distributable by it in accordance with the Trust Agreement, (ii) with respect to any Indemnitee (other than the Subordination Agent), any Expense to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (iii) with respect to any Indemnitee (other than the Pass Through Trustees), any Expense to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (iv) with respect to Loan Trustee, any Expense to the extent attributable to the negligence or willful misconduct of Loan Trustee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (v) with respect to the Subordination Agent, any Expense to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, and (vi) with respect to the Pass Through Trustees, any Expense to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements.

      (k) Other than during the continuation of a Lease Event of Default, any Expense attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement other than such as have been requested by Lessee or as are required by or made pursuant to the terms of the Operative Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements);

      (l) Any Expense or other amount which such Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Lessee including, without limitation, with respect to Owner Participant, pursuant to
Section 15;

      (m) Any Expense that is an ordinary and usual operating or overhead expense;

      (n) Any Expense by the Owner Participant or Owner Trustee attributable to the deregistration of the Aircraft under the Act as a result of Owner Participant's or Owner Trustee's (or any related Indemnitee of either) not being a Citizen of the United States as a result of any act (other than reregistration of the Aircraft pursuant to Section 7.1.2 of the Lease) of Owner Participant or Owner Trustee, or any related Indemnitee of either of the foregoing (not taken at the request of the Lessee);

      (o) For any Lessor Lien attributable to such Indemnitee or any related Indemnitee;

      (p) Any Expense to the extent constituting principal, Make-Whole Amount or interest on the Loan Certificates attributable solely to an Event of Default not constituting a Lease Event of Default; or

      (q) If such Indemnitee shall be a Loan Participant or a Note Holder, or any related Indemnitee of either, for any Expense incurred by or asserted against such Indemnitee as a result of any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, including a prohibited transaction described in Section 10.1.1(f); provided, that this clause (q) shall not negate Lessee's obligation under
Section 10.1.1, or any other provision of any Lessee Operative Agreement, to indemnify an Indemnitee, other than a Loan Participant or a Note Holder, or any related Indemnitee of either, for any Expense incurred by or asserted against such Indemnitee as a result of a "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, the Refinancing Transaction, the offer, sale, resale, purchase, delivery or holding of any Pass Through Certificate, any Loan Certificate or Equipment Note (whether issued pursuant to the Original Indenture or the Trust Indenture and whether issued on the Delivery Date or in connection with the Refinancing Transaction or otherwise) or any interest therein or represented thereby or any refunding thereof pursuant to Section 13, or any other transaction contemplated under any Operative Agreement, the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement, any Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or the Fee Letter (as defined in the Intercreditor Agreement), whether such prohibited transaction occurs before, on or after the Delivery Date; provided further, that if The Boeing Company or any related Indemnitee thereof is the Indemnitee, this clause (q) shall not apply (or negate Lessee's obligation under Section 10.1.1, or any other provision of any Lessee Operative Agreement to indemnify such Indemnitee) with respect to any Expense of any kind or nature whatsoever in any way relating to, resulting from or arising out of or in connection with, directly or indirectly, any "prohibited transaction" within the meaning of Section 406 of ERISA or
Section 4975(c)(1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, the Refinancing Transaction, the offer, sale, resale, purchase, delivery or holding of any Pass Through Certificate, any Equipment Note issued in connection with the Refinancing Transaction or any interest therein or represented thereby or any refunding thereof pursuant to Section 13, or any other transaction contemplated under the Refinancing Agreement, any Refunding Agreement, the Note Purchase Agreement, any Pass Through Trust Agreement, the Intercreditor Creditor, any Liquidity Facility or the Fee Letter (as defined in the Intercreditor Agreement).

      For purposes of this Section 10.1, a Person shall be considered a "related" Indemnitee with respect to an Indemnitee if such Person is a director, officer, employee, agent, Affiliate or employer thereof.

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



             10.1.3  Separate Agreement

      This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

             10.1.4  Notice

      If a claim for any material Expense that an Indemnitee shall be indemnified against under this Section 10.1 is made, such Indemnitee shall give prompt written notice thereof to Lessee. Notwithstanding the foregoing, the failure of any Indemnitee to notify Lessee as provided in this Section 10.1.4, or in Section 10.1.5, shall not release Lessee from any of its obligations to indemnify such Indemnitee hereunder, unless such failure is solely responsible for effectively foreclosing Lessee's right to contest such claim.

             10.1.5  Notice of Proceedings; Defense of Claims;
                     Limitations

      (a) In case any action, suit or proceeding shall be brought against any Indemnitee for which Lessee is responsible under this
Section 10.1, such Indemnitee shall notify Lessee of the commencement thereof and Lessee may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof, with counsel reasonably satisfactory to such Indemnitee and, subject to Section 10.1.5(c), settle or compromise the same.

      (b) Lessee or its insurer(s) shall have the right, at its or their expense, to investigate or, if Lessee or its insurer(s) shall agree not to dispute liability hereunder or under any insurance policies pursuant to which coverage is sought, defend, or participate in the defense of, any action, suit or proceeding, with counsel reasonably satisfactory to the relevant Indemnitee, relating to any Expense for which indemnification is sought pursuant to this Section 10.1, and each Indemnitee shall cooperate with Lessee or its insurer(s) with respect thereto; provided, that Lessee shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense (i) during the continuance of any Lease Event of Default, (ii) if in the reasonable judgment of any Indemnitee, compromise of such Expense could have an adverse impact on the business of such Indemnitee or involve the potential imposition of criminal liability on such Indemnitee or (iii) if such defense or compromise would at any time involve any material risk of the sale, forfeiture or loss of, or the loss of use of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Airframe, any Engine, any Part, the Trust Indenture Estate or the Trust Estate unless Lessee shall have posted a bond or other security reasonably satisfactory to Owner Participant, Loan Trustee and such Indemnitee with respect to such risk. In connection with any such action, suit or proceeding being controlled by Lessee, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel of its choice; provided, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with the defense of such case. Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 10.1.

      (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee (except during the continuance of a Lease Event of Default when such consent shall not be required, if the Indemnitee has given Lessee at least 30 days' prior written notice of the nature and scope of the proposed settlement or compromise), which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 10.1. Lessee shall not enter into a settlement or other compromise with respect to any Expense absent the giving to such Indemnitee of prior written notice of such settlement or compromise, and Lessee will not enter into such a settlement or other compromise absent such Indemnitee's prior written consent, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required if such settlement or compromise provides for the total and irrevocable release of such Indemnitee with respect to all claims relating to such Expense without admission of any liability of such Indemnitee with respect to such Expense and imposes no conditions or restrictions upon such Indemnitee).

      (d) In any circumstance in which Lessee shall not be entitled to control the defense of any action, suit or proceeding described above, or compromise any Expense, Lessee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably acceptable to the involved Indemnitee; provided, that Lessee's participation does not, in the reasonable opinion of independent counsel appointed by such Indemnitee to conduct such proceedings, interfere with the defense of such case.

      (e) In the case of any Expense indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to Section 11 of the Lease, at Lessee's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

      (f) If an Indemnitee is not a party to this Agreement, Lessee may require such Indemnitee to agree in writing to the terms of this Section 10 and Section 19.8 prior to making any payment to such Indemnitee under this Section 10.

      (g) Nothing herein shall be deemed to be an assumption by Lessee of obligations of Owner Trustee with respect to, or a guarantee by Lessee of, any amounts payable by Owner Trustee upon

Loan Certificates or a guarantee of any residual value of the Aircraft.

      (h) Nothing contained in this Section 10.1.5 shall be deemed to require Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

             10.1.6  Information

      Lessee will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Lessee's control or is reasonably available to Lessee, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 10.1.5. The Indemnitee shall supply Lessee with such information not within the control of Lessee, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Lessee may reasonably request to control or participate in any proceeding to the extent permitted by
Section 10.1.5.

             10.1.7  Effect of Other Indemnities; Subrogation;
                     Further Assurances

      Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the person indemnified is also indemnified with respect to the same matter under the terms of this Agreement, any Operative Agreement or any other agreement, instrument or document, whether or not related to the transactions contemplated hereby, and the person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification. Upon the payment in full by Lessee of any indemnity provided for under this Agreement, Lessee, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim such Indemnitee may have under Section 5.03 or 7.01 of the Trust Indenture or Section 5.3 or 7 of the Trust Agreement) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee and at Lessee's expense.

             10.1.8  Refunds

      If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Lessee hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense) over to Lessee unless a Lease Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Owner Trustee (or, so long as the Trust Indenture shall not have been discharged, to Loan Trustee) to hold as security for Lessee's obligations under the Lessee Operative Agreements or, if requested by Lessee, applied to satisfy such obligations.

      10.2  Expenses

      Whether or not all or any portion of the transactions contemplated herein are consummated, Lessee shall pay on demand all Transaction Expenses.

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



      10.3  General Tax Indemnity

             10.3.1  General

      Except as provided in Section 10.3.2, Lessee agrees that each payment of Rent paid by Lessee pursuant to the Lease, and any other payment or indemnity paid by Lessee to a Tax Indemnitee or Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income), and in the event that Lessee shall be required by applicable law to make any such withholding or deduction for any such payment, (x) the amount payable by Lessee shall be increased so that after making all required withholdings or deductions such Indemnitee or Tax Indemnitee, as the case may be, receives the same amount that it would have received had no such withholdings or deductions been made, (y) Lessee shall make all such withholdings or deductions and (z) Lessee shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in Section 10.3.2 and whether or not any of the transactions contemplated hereby are consummated, Lessee shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Loan Certificate) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien (other than a Lessor Lien), financing, refinancing requested by the Lessee, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) rent, interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Trust Indenture Estate) or the transactions contemplated thereby.

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             10.3.2  Certain Exceptions

      The provisions of Section 10.3.1 shall not apply to, and Lessee shall have no liability pursuant to Section 10.3.1 for,
Taxes:

      (a) imposed on a Tax Indemnitee by the United States Federal government on, based on or measured by gross or net income (including any capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes and any withholding taxes on, based on or measured by net or gross income but excluding any Taxes in the nature of sales, use, rental, ad valorem, license, property, value added or similar Taxes);

           (b) imposed on a Tax Indemnitee by any Taxing Authority (other than the United States Federal government)
      (i) on, based on, or measured by, the gross or net income or gross or net receipts of any Tax Indemnitee, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any state or local withholding taxes on, based on or measured by gross or net income or (ii) on, or with respect to, or measured by, the capital or net worth of any Tax Indemnitee or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) any such Taxes in the nature of sales, use, rental, ad valorem, license, property, value added or similar Taxes, (B) any withholding Taxes (other than withholding taxes, imposed by any state or local Taxing Authority within the United States, on, based on or measured by gross or net income)

      and (C) any such Tax if Taxes of such type would not have been imposed on such Tax Indemnitee by such Taxing Authority (other than any Taxing Authority within the jurisdiction of which the Tax Indemnitee is incorporated or maintains its principal place of business) but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part by a Lessee Person within the jurisdiction of the Taxing Authority imposing such Tax,
      (II) the activities of any Lessee Person (except for activities of a Lessee Person that is not an Affiliate, successor or assign of the Lessee, which activities are unrelated to the transactions contemplated by the Operative Agreements) in such jurisdiction, including, but not limited to, use of any other aircraft by Lessee in such jurisdiction, (III) the status of any Lessee Person as a foreign entity or as an entity owned in whole or in part by foreign persons, or (IV) Lessee having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction);

      (c) on, or with respect to, or measured by, any trustee fees, commissions or compensation received by Owner Trustee or Loan Trustee;

      (d) on the Trust or the Trust Estate that result from treatment of the Trust or the Trust Estate as an entity, such as a corporation, separate and apart from the Owner Participant, provided that such Taxes are not imposed in lieu of indemnifiable Taxes that would have been imposed on another Tax Indemnitee were it not for such treatment;

      (e) that are being contested as provided in Section 10.3.4 hereof;

      (f) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

      (g) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition by such Tax Indemnitee (or, in the case of the Owner Participant, by Owner Trustee) of any interest in the Aircraft, the Airframe, any Engine or any Part of any of the foregoing, the Rent (other than the assignment of Rent to the Loan Trustee pursuant to the Trust Indenture), the Trust or the Trust Estate or any interest arising under the Operative Agreements or any Loan Certificate or a transfer of any interest in the Tax Indemnitee (other than (A) a transfer to Lessee pursuant to Section 17.3 of the Lease or a transfer otherwise initiated at the request of Lessee (other than pursuant to Section 9 of the Lease), (B) a substitution or replacement of the Aircraft, Airframe, any Engine or any Part by a Lessee Person that is treated for Tax purposes as a transfer or disposition, (C) a refunding or refinancing pursuant to Section 13 that is treated for Tax purposes as a transfer or disposition, (D) a transfer pursuant to an exercise of remedies upon a Lease Event of Default that shall have occurred and have been continuing,
      (E) a transfer pursuant to Section 20.2 or (F) any involuntary transfer or disposition of any of the foregoing interests resulting from any bankruptcy, foreclosure or other proceedings for the relief of debtors in which such Tax Indemnitee is the debtor that is caused by a Lease Event of Default that shall have occurred and be continuing);

      (h) imposed on the Owner Participant and indemnified by Lessee pursuant to the Tax Indemnity Agreement;

      (i) imposed with respect to any period after the later of
      (A) the expiration or earlier termination of the Term and, if required pursuant to the terms of the Lease, the return of possession of the Aircraft to Lessor or placement in storage at the request of Lessor in accordance with the Lease and the satisfaction of all of Lessee's obligations under the Lease (but, in the case of the time period after termination or expiration of the Term and before such satis-faction, Lessee will have liability only with respect to Taxes imposed in connection with the satisfaction of or failure to satisfy such obligations, and in the case of storage requested by a Tax Indemnitee, only with respect to Taxes imposed up through the time of delivery of the Aircraft to storage in accordance with the terms of the Lease) or (B) the discharge in full of Lessee's obligation, if any, to pay Stipulated Loss Value or Termination Value, as the case may be, for the Aircraft in accordance with the Lease, unless, in each case, (I) such Taxes relate to events, obligations or other matters arising or occurring prior to or coincidental with such expiration, return or payment, as the case may be, or (II) a Lease Event of Default shall have occurred and be continuing;

      (j) consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of a Tax Indemnitee to file any return properly and timely unless such failure shall be caused by the failure of Lessee to fulfill its obligations, if any, under Section 10.3.6 with respect to such return;

      (k) resulting from, or that would not have been imposed but for, any Lessor Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or any Affiliate thereof;

      (l) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or any Affiliate thereof of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

      (m) imposed on any Tax Indemnitee solely as a result of any Special Structure (as defined in Section 15.1) or refinancing pursuant to Section 15 or redemption or refinancing of the Loan Certificates other than at the request of Lessee except to the extent that the amount of such Taxes does not exceed the amount of Taxes similar in nature and indemnifiable hereunder that would have been imposed on another Tax Indemnitee were it not for such Special Structure (but were not so imposed as a result thereof);

      (n) in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of Loan Participant or any Certificate Holder in any Loan Certificate or the loan evidenced thereby or (ii) upon or with respect to the value of the interest of the Owner Participant in the Trust Estate or the Trust, in each case only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities in the taxing jurisdiction of such Tax Indemnitee;

      (o) that is included in Lessor's Cost and paid to the appropriate Taxing Authority;

      (p) imposed on any Tax Indemnitee that is incorporated or has its principal place of business outside the United States by any foreign government or political subdivision or taxing authority thereof or any territory of possession of the United States or by any international authority (a "Foreign Jurisdiction"), other than any such Tax that would not have been imposed but for, or the amount of which was increased as a result of, the registration, operation, location or use of the Aircraft or the operations of any Lessee Person in the Foreign Jurisdiction imposing such Tax (but only to the extent attributable to the registration, operation, location or use of the Aircraft or activities of the Lessee Person in such jurisdiction);

      (q) Taxes described in the parenthetical of Section 10.1.2(a) relating to ERISA and Section 4975 of the Code; or

      (r) imposed on any Tax Indemnitee as a result of the termination or revocation of the Trust Agreement and the entering into of a new trust agreement with a New Trustee as provided in Section 8.2.2(b).

             10.3.3  Payment

      (a) Lessee's indemnity obligation to a Tax Indemnitee under this Section 10.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section 10.3 and any tax benefits actually recognized by such Tax Indemnitee (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 10.3), as determined in good faith by the relevant Tax Indemnitee (provided, that none of Loan Participant or any Certificate Holder shall have any obligation to claim any benefits, credits or deductions in priority to any other benefits, credits or deductions available to it), shall equal the amount of the Tax indemnifiable under this Section 10.3.

      (b) At Lessee's request, the computation of the amount of any indemnity payment owed by Lessee or any amount owed by a Tax Indemnitee to Lessee pursuant to this Section 10.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Lessee. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

      (c) Each Tax Indemnitee shall provide Lessee with such certifications, information and documentation as shall be in such Tax Indemnitee's possession and as shall be reasonably requested by Lessee to minimize any indemnity payment pursuant to this Section 10.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Lessee with any Tax returns.

      (d) If Owner Participant reimburses Owner Trustee or Loan
Trustee for any Tax for which indemnification by Lessee would be required hereunder, Lessee will reimburse Owner Participant therefor.

      (e) Each Tax Indemnitee shall promptly forward to Lessee any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 10.3. Except as provided in the first sentence of Section 10.3.1 or in Section 10.3.11, Lessee shall pay any amount for which it is liable pursuant to this Section 10.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 10.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Lessee shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of any Tax paid by Lessee or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Lessee shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Lessee or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 10.3, a "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 10.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 10.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

      (f) If any Tax Indemnitee shall actually recognize (as determined in good faith by the relevant Tax Indemnitee) a tax benefit by reason of any Tax paid or indemnified by Lessee pursuant to this Section 10.3 (whether such tax benefit shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Lessee an amount equal to the lesser of (i) the amount of such tax benefit plus any tax benefit recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, recognized or (ii) the amount of all payments pursuant to this Section 10.3 by Lessee to such Tax Indemnitee (less any pay-ments previously made by such Tax Indemnitee to Lessee pursuant to this Section 10.3.3 (f))(and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments pursuant to this Section 10.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence if and so as long as a Lease Event of Default of a monetary nature has occurred and is continuing. For purposes of the preceding sentence, tax benefits shall be calculated on the assumption that Owner Participant utilizes all deductions and credits available to it otherwise than by reason of its having entered into the transactions contemplated by the Operative Agreements before it utilizes any deductions or credits available by reason of its having entered into the transactions contemplated by the Operative Agreements. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 10.3.1 without regard to the provisions of Section 10.3.2 (other than Section 10.3.2 (f)).
Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit (provided, that none of Loan Participant or any Certificate Holder shall have any obligation to claim any benefits, credits or deductions in priority to any other benefits, credits or deductions available to it).

             10.3.4  Contest

      (a) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Lessee could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Lessee could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give
Lessee notice in writing of such claim; (provided, that failure to so notify Lessee shall not relieve Lessee of its indemnity obligations hereunder unless such failure to notify effectively forecloses Lessee's rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Lessee for 30 days following the receipt of such notice by Lessee; provided, further, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the tax would result in substantial penalties (unless immediately reimbursed by Lessee) and the act of paying the tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Lessee shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Lessee with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Lessee may be required to indemnify hereunder. If requested by Lessee in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Lessee (including, without limitation, all reasonable costs, expenses and reasonable attorneys' and accountants' fees and disbursements), in good faith contest (or, if permitted by applicable law and in such Tax Indemnitee's sole discretion, allow Lessee to contest) through appropriate administrative and judicial proceedings (including, without limitation, by pursuit of appeals, other than an appeal to the U.S. Supreme Court) the validity, applicability or amount of such Taxes by, in the relevant Tax Indemnitee's sole discretion, (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. Such Tax Indemnitee shall consult with Lessee in good faith regarding the manner of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee or any Affiliate, agent or customer thereof, such Tax Indemnitee shall permit Lessee to participate in the conduct of any such proceeding. A Tax Indemnitee shall not fail to take any action expressly required by this Section 10.3.4 (including, without limitation, any action regard-ing any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Lessee (except as contemplated by Section 10.3.4(b) or (c)).

      (b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Lessee to pursue any contest) unless (i) Lessee shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys' and accountants' fees and disbursements, (ii) if such contest shall involve the payment of the claim, Lessee shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Lessee any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment to the extent Lessee realizes any net tax detriment from having made the advance),
(iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Lessee shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Lessee in writing promptly after it becomes aware of any such risk), (iv) no Lease Default relating to payments or bankruptcy or Lease Event of Default shall have occurred and be continuing unless Lessee has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses and
(v) prior to commencing any judicial action, Lessee shall have acknowledged its liability for such claim hereunder, provided that Lessee shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that clearly and unambiguously demonstrate that Lessee has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Lessee pursuant to this Section 10.3 without the written permission of Lessee, Lessee's obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 10.3.4(c), and subject to Section 10.3.4(c), such Tax Indemnitee shall repay to Lessee any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

      (c) Notwithstanding anything contained in this Section 10.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Lessee's consent if such Tax Indemnitee (i) shall waive its right to indemnity under this
Section 10.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section
10.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Lessee the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax; provided, that if Lessee has agreed in writing to settle a claim for a stated amount and the relevant Tax Indemnitee settles the claim at a higher amount, such Tax Indemnitee shall not be required to waive the indemnity for such claim to the extent of the amount agreed to by Lessee.

             10.3.5  Refund

      If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Lessee, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually recognized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and
(b) such tax payment, reimbursement or advance by Lessee to such Tax Indemnitee theretofore made pursuant to this Section 10.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Lessee to make payments pursuant to this Section 10.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund or realization of such credit.

             10.3.6  Tax Filing

      If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 10.3, Lessee shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Lessee in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Lessee with any information in such Tax Indemnitee's possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Lessee (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Lessee shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, and Owner Trustee if the Tax Indemnitee is not Owner Trustee, or, where Lessee is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

             10.3.7  Forms

      Each Tax Indemnitee agrees to furnish from time to time to Lessee or Loan Trustee or to such other person as Lessee or Loan Trustee may designate, at Lessee's or Loan Trustee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if (x) such reduction or exemption is available to such Tax Indemnitee and (y) Lessee has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

             10.3.8  Non-Parties

      If a Tax Indemnitee is not a party to this Agreement, Lessee may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this
Section 10.3 and Section 19.8 prior to making any payment to such Tax Indemnitee under this Section 10.3.

             10.3.9  Subrogation

      Upon payment of any Tax by Lessee pursuant to this Section
10.3 to or on behalf of a Tax Indemnitee, Lessee, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Lessee (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Lessee to pursue such claims.

             10.3.10  Foreign Withholding Tax On Loan Payments

      If an Owner Participant is a resident of a country other than the United States or of a territory, possession or commonwealth of the United States (within the meaning of the tax law of that foreign jurisdiction) or is participating in the transactions contemplated by the Operative Agreements through a branch or office outside the United States and if as a result of such residence or branch or office participation any withholding Taxes are imposed on or with respect to the Loan Certificates or payments thereon, Owner Participant shall reimburse Lessee for any payments Lessee is required to make to or on behalf of Loan Participant or any Certificate Holder under this Section 10.3 as a result of the imposition of such withholding Taxes. The amount payable by Owner Participant to Lessee shall be an amount which, after taking into account any such Taxes, any Tax imposed upon the receipt or accrual by Lessee of such payment by Owner Participant and any tax benefits or tax savings realized by Lessee with respect to the payment of such withholding Tax or the payment hereunder, shall equal the amount of Lessee's payment to or on behalf of Loan Participant or such Certificate Holder.

             10.3.11  Withholding Tax on Payments to Pass Through
                      Certificate Holders or Liquidity Provider

      Notwithstanding anything to the contrary contained herein,
(a) if Owner Participant is required to pay or reimburse any Person for any Non-Excluded Taxes (as defined in the Liquidity Facilities) imposed by withholding or otherwise on any payment required to be made to the Liquidity Provider under any Liquidity Facility, any agreement contemplated by the Refinancing Transaction or any Operative Agreement by the Subordination Agent, Owner Trustee, Owner Participant or Lessee or (b) if at any time while the holder of an Equipment Note is a Pass Through Trustee, Owner Participant is required to pay or reimburse any Person for any U.S. withholding Taxes with respect to an Equipment Note or Pass Through Certificate and fails to withhold or cause to be withheld such Taxes (other than to the extent caused by the willful misconduct of the Owner Participant), Lessee shall pay to the Owner Participant an amount sufficient to cover any liability for such Non-Excluded Taxes and withholding Taxes. The provisions of Section 10.3.3 through 10.3.5 and
Section 10.3.9 shall apply mutatis mutandis, except that Owner Participant shall be subject to the rule contained in the proviso to Section 10.3.3(a) and the last proviso to Section 13.3.3(f).

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      10.4  [INTENTIONALLY OMITTED]

      10.5  Payments

      Any payments made pursuant to this Section 10 shall be due on demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Lessee, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Lessee, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Lessee, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

      10.6  Interest

      If any amount, payable by Lessee, any Indemnitee or any Tax Indemnitee under this Section 10 is not paid when due, Lessee, such Indemnitee or such Tax Indemnitee shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

      10.7  Benefit of Indemnities

      The obligations of Lessee in respect of all indemnities, obligations, adjustments and payments in this Section 10 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, without declaring the Lease to be in default or taking other action thereunder, and notwithstanding any provision of the Trust Indenture.

SECTION 11.  [INTENTIONALLY OMITTED]

SECTION 12.  ASSIGNMENT OR TRANSFER OF INTERESTS

      12.1  Participants, Owner Trustee and Certificate Holders

             12.1.1  Owner Participant

      (a) During the Term, Owner Participant shall not Transfer any or all of its right, title or interest in the Trust Estate or the Trust Agreement and to this Agreement unless:

      (i) The Transferee shall have full power, authority and legal right to execute and deliver and to perform whatever obligations under this Agreement and the other Owner Participant Agreements shall be assumed by such Transferee and shall provide reasonably satisfactory evidence of such power and authority to Lessee, Owner Trustee and Loan Trustee;

      (ii)  The Transferee shall enter into one or more legal, valid,

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      binding and enforceable agreements (accompanied by an opinion of counsel (who may be internal counsel for Owner Participant) addressed to Lessee, Owner Trustee and Loan Trustee to the effect that such agreement or agreements are legal, binding and enforceable in accordance with its or their terms, subject to customary bankruptcy and equitable remedies exceptions) effective to confirm that such Transferee agrees for the benefit of Lessee, Owner Trustee and Loan Trustee to be bound by all the terms of and to undertake all of the obligations arising after such Transfer of the transferring Owner Participant under this Agreement and the other Owner Participant Agreements, and in which it makes representations and warranties comparable to those contained in Section 7.2;

      (iii) Owner Participant shall deliver to Lessee and Loan Trustee an opinion of counsel (which may be internal counsel for Owner Participant) to the effect that such Transfer will not violate the Act, the Securities Act or any other applicable Federal law, and is in accordance with this Section 12.1;

      (iv) The Transferee is a Citizen of the United States, if such citizenship is necessary to maintain registration of the Aircraft under the Act (it being understood that the existence of any such requirement is to be determined without giving consideration to Section 47.9 of the FAA Regulations), or shall use a voting powers trust or similar arrangement in order to hold an interest in the Trust Estate such that the Aircraft can be registered in the United States (without giving consideration to Section 47.9 of the FAA Regulations); and

      (v) Its Transferee shall be either (A) a Permitted Institution or (B) any other person (other than, without Lessee's consent, a commercial air carrier or Affiliate thereof that is in direct competition with Lessee) the obligations of which under the Owner Participant Agreements are guaranteed by a Permitted Institution or a guarantor consented to by Lessee, Owner Trustee and Loan Trustee, in any case, pursuant to a written guaranty, in form and substance reasonably satisfactory to Lessee, Owner Trustee and Loan Trustee.

      (b) Notwithstanding anything to the contrary contained in this Section 12.1:

      (i) Owner Participant may at any time grant participations in its interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person (hereinafter in this Section 12.1.1(b) referred to as a "participant"), so long as (A) no such participant shall be an Owner Participant of record, it being agreed that Lessee, the Certificate
      Holders, Owner Trustee and Loan Trustee shall be entitled to deal solely with Owner Participant of record (who shall not (unless such participant is the sole participant and is a Permitted Institution) be required by contract to obtain the consent of any such participant in order to take action under

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



      the Operative Agreements) in connection with the transactions contemplated by this Agreement and the other Operative Agreements and (B) Owner Participant shall provide Lessee, the Certificate Holders, Owner Trustee and Loan Trustee with written notice of any such participation specifying the name and address of the proposed participant and shall reimburse Lessee, the Certificate Holders, Owner Trustee and Loan Trustee for all reasonable Expenses incurred by such party relating to any such participation;

      (ii) Owner Participant may at any time Transfer any or all of its right to receive payment of residual value of the Aircraft (including, without limitation, with respect to a Transfer of all or a portion of (y) any net proceeds from a sale or release of the Aircraft whether at the end of the Term or pursuant to any provision of the Lease or otherwise or (z) the net proceeds received as a result of an Event of Loss or an Event of Default), subject in each case to the Lien of the Trust Indenture (to the extent applicable);

      (iii) There shall be no more than two Owner Participants of record at any one time; and

      (iv) After the end of the Term, Owner Participant may freely Transfer all or any of its right, title or interest in and to this Agreement the Trust Estate and the Trust
      Agreement;

provided, that (A) no participant under clause (i) above or transferee under clause (ii) above shall have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft, Trust Estate or Trust Indenture Estate, (B) Lessee shall not have any increased liability or obligations as a result of any participation under clause (i) above or Transfer under clause (ii) above and (C) any participation under clause (i) above or Transfer under clause (ii) above shall not cause the Aircraft to be or become ineligible for registration in the name of Owner Trustee under the Act and regulations then applicable thereunder (without giving consideration to Section 47.9 of the FAA Regulations).

      (c) Owner Participant shall give written notice to Lessee, Loan Trustee and Owner Trustee at least 10 days prior to any such Transfer, specifying the name and address of the proposed Transferee, and providing financial statements of the proposed Transferee evidencing the requirements described in Section 12.1.1(a)(v)(A) or (B) above.

      (d) Any fees, charges and expenses, including the reasonable legal fees, charges and expenses incurred by Lessee, Owner Participant, any Certificate Holder or Owner Trustee in connection with any Transfer by Owner Participant permitted by this Section 12.1.1, or by the Transferee in any such case, will be paid for by Lessee, in the case of any Transfer by the initial Owner Participant, and thereafter by the Owner Participant making a transfer, or its Transferee.

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



             12.1.2  Owner Trustee

      Owner Trustee may transfer its interests in the Trust
Agreement pursuant to Section 9 thereof.

             12.1.3  Loan Participant and Certificate Holders

      Subject to Section 8.5.3 hereof (which is subject to Section 21 hereof) and Section 2.07 of the Trust Indenture, Loan Participant and any other Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Note and the Trust Indenture Estate to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or Trust Indenture Estate and Lessee shall not have any increased liability or obligations as a result of any such participation. Subject to Section 21, in the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall make each of the representations applicable to it contained in Sections 7.4 and 8.5.3(b)(i) and each of the covenants set forth in Section 8.5.

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



      12.2  Effect of Transfer

      Upon any Transfer in accordance with Section 12.1.1, 12.1.2 or 12.1.3 (other than any Transfer (a) by Owner Participant pursuant to Section 12.1.1(b)(i) or (ii), or (b) by Loan Participant or any Certificate Holder, in each case, to the extent it only grants participations in Loan Certificates or in its beneficial interest therein), Transferee shall be deemed an "Owner Participant," "Owner Trustee" or a "Certificate Holder," respectively, for all purposes of this Agreement and the other Operative Agreements and, in the case of a Transferee of any Participant or Certificate Holder, shall be deemed to have paid its ratable portion of Lessor's Cost previously made by Owner Participant or Loan Participant, respectively, making such conveyance and represented by the interest being conveyed, and each reference herein to Owner Participant, Owner Trustee or Certificate Holder, respectively, shall thereafter be deemed a reference to such Transferee for all purposes, and the transferring Owner Participant, Owner Trustee, Loan Participant or Certificate Holder shall be released (except, in the case of Owner Participant, to the extent of any guaranty provided by it under Section 12.1.1(a)(v)) from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the transferee; provided, that such transferring Owner Participant, Owner Trustee, Loan Participant or Certificate Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

      12.3  Majority in Interest of Certificate Holders

      For purposes of this Section 12, Loan Trustee shall only act at the direction of a Majority in Interest of Certificate
Holders determined without reference to the second sentence of the definition thereof.

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



SECTION 13.  REFUNDING AND CERTAIN OTHER MATTERS

      13.1  Refunding Generally

      Subject to Sections 13.3 and 13.4, in the event that at any time Lessee shall have given written notice to Owner Participant, Owner Trustee, and Loan Trustee that Lessee is requesting a voluntary redemption of all, but not less than all, of the outstanding Loan Certificates (in compliance with the provisions of Sections 2.11 and 2.12 of the Trust Indenture) by Owner Trustee as part of a refunding transaction, Owner Participant agrees to negotiate in good faith and promptly conclude an agreement, in form and substance reasonably satisfactory to Owner Participant, with Lessee as to the terms of such refunding transaction (including the terms of any debt to be issued in connection with such refunding transaction and the documentation to be executed in connection therewith), and after Lessee and Owner Participant shall have concluded such an agreement:

             13.1.1  Refunding Certificate

      Within ten Business Days after reaching such agreement, Owner Participant will deliver to Lessee a Refunding Certificate. The terms of the Refunding Certificate shall not provide for an increase in the then-outstanding principal amount of the Loan Certificates. Within ten Business Days of its receipt of the Refunding Certificate, Lessee may demand a verification pursuant to Section 3.2.1(d) of the Lease of the information set forth in the Refunding Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refunding Certificate or the determination pursuant to such verification procedures of the Refunding Information, the appropriate parties will take the actions specified in Sections 13.1.2 through 13.1.7 below.

             13.1.2  Financing Agreements

      Owner Trustee, Loan Trustee and other appropriate parties will enter into a financing or loan agreement in form and substance satisfactory to Owner Participant with the institution or institutions to be named therein providing for (a) the issuance and sale by Owner Trustee to such institution or institutions on the Refunding Date of the New Debt and (b) the application of the proceeds of the sale of the New Debt to the redemption of all such Loan Certificates on the Refunding Date.

             13.1.3  Lease Amendments

      As a condition to the closing of the refunding transaction, Lessee and Owner Trustee will amend the Lease, as contemplated by
Section 3.2.1(b) of the Lease, to provide that (a) Basic Rent in respect of the period from and after the Refunding Date shall be as provided in the Refunding Information and (b) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refunding Date shall be as provided in the Refunding Information.

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



             13.1.4  Security Agreements

      Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding).

             13.1.5  Make-Whole Amount

      At the closing of such refunding (and as indemnification for the loss resulting therefrom), Owner Trustee shall pay, upon receipt of the same from Lessee (which Lessee shall pay as Supplemental Rent as a condition to the closing to the refunding transaction), to each Certificate Holder, the Make-Whole Amount, if any, payable to such Certificate Holder, except that if the Debt Rate on any Loan Certificate is to be reset pursuant to Paragraph A of Schedule 5, no Make-Whole Amount shall be required to be paid by Owner Trustee or Lessee in connection with any refunding transaction occurring within the period from and including the date of commencement of the subsequent Funding Period to and excluding the date sixty days following such date of commencement.

             13.1.6  Expenses

      Whether or not such refunding transaction is consummated, Lessee shall pay or reimburse all of the reasonable Expenses of all parties to such refunding transaction, including, without limitation, the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees and the reasonable fees and expenses of one advisor to Owner Participant.

             13.1.7  Return of Loan Certificates

      Subject to compliance by Owner Trustee and Lessee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Certificate Holder will transfer to Owner Trustee the Loan Certificates held by it for cancellation (and Owner Trustee shall cancel the same), against receipt by such Certificate Holder of the then-outstanding principal amount of such Loan Certificates, accrued and unpaid interest and Make-Whole Amount, if any, thereon, together with payment in full of all other amounts then payable to such Certificate Holder and Loan Trustee hereunder or under the Trust Indenture.

             13.1.8  [Intentionally Omitted]

      13.2  Private Offering

      No refunding shall involve a public offering of the New
Debt.

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



      13.3  Timing; Refunding Limit; Notice

      No such optional refunding shall be permitted until after the last day of the calendar year in which the fifth anniversary of the Delivery Date occurs. Only one such refunding shall be permitted during the Term. Lessee, acting on behalf of Owner Trustee, shall give Loan Trustee at least 30 days' revocable prior written notice of the proposed date of the optional redemption.

      13.4  Limitations on Obligation to Refund

      Notwithstanding the foregoing, Owner Participant shall have no obligation to proceed with any refunding transaction as contemplated by this Section 13:

      (a) If in Owner Participant's reasonable good faith judgment, such transaction would have an adverse impact on it (including, without limitation, the risk of adverse tax consequences to Owner Participant for which it is not indemnified by Lessee or the unavailability to Owner Trustee or Loan Trustee of the benefits of Section 1110 with respect to the Aircraft);

      (b) Unless a third party or parties, unaffiliated with Lessee or Owner Participant, shall have committed to (and shall) provide the financing needed to consummate the proposed refunding transaction, it being understood that Owner Participant shall not have any obligation to locate any such party or parties;

      (c) Unless Lessee indemnifies Owner Trustee and Owner Participant by agreement in form and substance satisfactory to each of them for any liability, obligation (other than the obligation to pay principal and interest and related payments in respect of the New Debt), cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding transaction;

      (d)  [Intentionally Omitted]

      (e) If a Lease Default or a Lease Event of Default shall have occurred and be continuing; or

      (f) If such refunding is to be denominated in any currency other than Dollars.

      13.5  All Loan Certificates

      Any refinancing pursuant to this Section 13 shall be of all Loan Certificates then outstanding.

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



      13.6  Execution of Certain Documents

      Lessee, Owner Participant, Owner Trustee and Loan Trustee each agree to execute any document necessary or advisable to implement this Section 13 (including, without limitation, the execution, delivery and/or provision of any appropriate additional or modified amendment, representation, warranty, certificate, opinion or other document that may reasonably be requested by Lessee or any other person).

      13.7  ERISA

      Owner Participant shall not be obligated to conclude the proposed refunding transaction unless the agreements utilized to effect such refunding contain provisions satisfactory to Owner Participant, and appropriate to the form of refunding being employed, to reflect the agreement of Lessee and Owner Participant that no funds constituting assets of a Plan shall at any time be used to acquire or hold the New Debt, and the indemnities in respect thereof have been revised, as appropriate, to reflect any changes from such provisions as originally set forth herein.

      13.8  Consent to Optional Redemptions

      Each of Owner Participant, Owner Trustee and Loan Trustee agrees with Lessee not to cause an optional redemption of the Loan Certificates that would cause an increase in Lessee's periodic Rent obligations or adversely affect Lessee's voluntary redemption rights under this Section 13 or any of Lessee's other rights or obligations under the Operative Agreements without the prior written consent of Lessee or at Lessee's expense except in connection with the exercise of remedies under the Trust Indenture upon the occurrence and continuation of a Lease Event of Default.

      13.9  [INTENTIONALLY OMITTED]

SECTION 14.  LEASE FOR ALL PURPOSES; SECTION 1110

      (a) Each of Lessee, Owner Participant, Loan Participant, Owner Trustee and Loan Trustee agrees that the Lease constitutes an agreement of lease and nothing contained therein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only.

      (b) It is the intention of each of Lessee, Owner Participant, Loan Participant, the Certificate Holders (such intention being evidenced by each of their acceptance of a Loan Certificate), Owner Trustee and Loan Trustee that Owner Trustee, as lessor under the Lease (and Loan Trustee as assignee of Owner Trustee under the Trust Indenture), shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, and in any instance where more than one construction is possible of the terms and conditions of the Lease or any other

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



pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

SECTION 15.  OWNER PARTICIPANT'S RIGHT TO RESTRUCTURE

      15.1  General Right to Restructure

      Lessee, Loan Participant and each Certificate Holder agree that after the Delivery Date and subject to the limitations of
Section 15.2, the original Owner Participant (or any transferee Owner Participant that is an Affiliate of the Owner Participant Parent) shall have the right to restructure the Transactions using (a) a "cross-border lease," a tax lease or a head-lease/sublease structure and (b) any other type of transaction, which may involve special structural arrangements, as such Owner Participant may elect (any such structure described above, a "Special Structure"). Any Special Structure may result in additional persons participating in the Transactions, which persons shall agree to provisions comparable to Sections 8.7.5(a) and 8.7.14. Subject to the provisions of Sections 15.2 and 15.3, Lessee, Loan Participant and each Certificate Holder agree to cooperate in the implementation of any such restructuring and take such action as may reasonably be requested by the original Owner Participant to accomplish such restructuring, including taking such actions as may be reasonable or customary in the type of Special Structure selected. In connection with any proposed Special Structure, Owner Participant shall provide all information reasonably requested by Lessee, Loan Participant or any Certificate Holder with respect thereto. The original Owner Participant shall be entitled to retain all of the benefits of any such transaction.

      15.2  Limitations on Restructuring Provisions; Additional
             Terms

             15.2.1  Lessee

      (a) Notwithstanding Section 15.1 or 15.2.1(b), in no event shall any such Special Structure (a) change the terms and conditions of Lessee's rights and obligations, from those which Lessee would otherwise possess or be subject to in the absence of any such Special Structure, in a manner which is materially adverse to Lessee, (b) expose Lessee to any additional risks (including overall tax risks) beyond those to which Lessee would be exposed in the absence of any such Special Structure unless Lessee shall have been indemnified against such additional risks by Owner Participant Parent, or other participants in such transaction (so long as such other participants shall, as to their creditworthiness at the time any such indemnity is given, be reasonably acceptable to Lessee) in a manner reasonably satisfactory to Lessee. In no event shall Lessee be required to provide an indemnity with respect to any foreign tax benefit of a Special Structure or to indemnify against the failure of a head lease not to constitute a true lease for U.S.
federal income tax purposes.

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



      (b) In any Special Structure that may be entered into pursuant to this Section 15, the Termination Values under the Lease (as the same may be restructured) shall not be affected by the termination values under any head-lease, except that any prepayment premiums and any funding or swap breakage costs under such head-lease or similar arrangement will be added in calculating the Termination Values and Stipulated Loss Values under the Lease (as the same may be restructured). Further, upon implementation of any Special Structure, the Stipulated Loss Values payable by Lessee under the Lease (as the same may be restructured) shall in no event be less than the stipulated loss values payable under the applicable head-lease or similar arrangement.

             15.2.2  Loan Participant and Certificate Holders

      Notwithstanding Section 15.1, any such Special Structure shall not, and prior to the exercise of its rights thereunder, the Owner Participant shall deliver an officer's certificate to the Loan Trustee and, after the Refinancing Transaction is consummated, to the Pass Through Trustee that provides that any such Special Structure shall not, (a) change the terms and conditions of Loan Participant's or any Note Holder's rights and obligations under the Operative Agreements or rights and obligations of holders of Pass Through Certificates issued in connection with the Refinancing Transaction, from those which Loan Participant, Note Holders and such Pass Through Certificate holders would otherwise possess or be subject to in the absence of such Special Structure (including, without limitation, the amount and timing of any payment of principal, interest and Make-Whole Amount under the Equipment Notes, the relative rights of the Note Holders with respect to such payments and such holder of Pass Through Certificates and the priority of Loan Trustee's Lien on the Trust Indenture Estate under the Trust Indenture) or
(b) expose Loan Participant, any such Note Holder or any such holder of Pass Through Certificates to any additional risks beyond those to which Loan Participant, such Note Holder or such holder of Pass Through Certificates would be exposed in the absence of such Special Structure. In addition, in no event shall any Special Structure be permitted unless a written confirmation from the Rating Agencies is obtained prior to the implementation of such Special Structure to the effect that such Special Structure will not adversely affect the ratings of the Pass Through Certificates.

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



             15.2.3  [INTENTIONALLY OMITTED]

      15.3  Transaction Expenses

      Whether or not any proposed restructuring transaction under this Section 15 is consummated, the original Owner Participant shall pay (or cause to be paid) the reasonable costs and expenses incurred by all parties in connection therewith; provided, that, only in connection with a consummated transaction (unless Lessee shall have, by failing to act in good faith, caused a transaction not to be consummated), Lessee shall pay or reimburse such Owner Participant for the original Owner Participant's reasonable estimate of the costs and expenses that would have been incurred by all parties if the Transactions had been restructured as a head-lease/sublease transaction in which the original Owner Participant, or an Affiliate or designee thereof, were the head lessee/sublessor and Lessee were the sublessee.

SECTION 16.  CHANGE OF CITIZENSHIP

      16.1  Generally

      Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States:

      (a) Each of Lessee, First Security, WTC and Loan Trustee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith; and

      (b) Owner Participant agrees that, in the event its status is to change or has changed as a Citizen of the United States, or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify all the other parties to this Participation Agreement of (i) such change in status promptly after obtaining Actual Knowledge thereof or (ii) such belief as soon as practicable after such public disclosure but in any event within ten Business Days after such public disclosure.

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



      16.2  Owner Participant

      Owner Participant agrees, solely for the benefit of Lessee and Loan Participant that if, during such time as the Aircraft is registered in the United States, (a) it shall not be a Citizen of the United States and (b) the Aircraft shall be, or would therefore become, ineligible for registration in the name of Owner Trustee under the Act and regulations then applicable thereunder (without giving consideration to Section 47.9 of the FAA Regulations), then Owner Participant shall as soon as is reasonably practicable, but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship, (y) effect voting trust or other similar arrangements (in which case any provisions contained in the Operative Agreements restricting Owner Participant's or Owner Trustee's ability to amend the Trust Agreement shall not apply to the extent necessary to permit the use of such a voting trust or other similar arrangement) or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the Aircraft or (z) transfer in accordance with the terms of this Agreement all its right, title and interest in and to this Agreement, the Trust Estate and the Trust Agreement in accordance with Section 12.1.

      16.3  Owner Trustee

      Upon First Security giving any notice in accordance with
Section 16.1(a), Owner Trustee shall, subject to Section 9.1.1 of the Trust Agreement, resign as Owner Trustee. Upon its receipt of such notice, Owner Participant shall as promptly as practicable appoint a Citizen of the United States as successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement.

      16.4  Loan Trustee

      Upon WTC giving any notice in accordance with Section 16.1(a), Loan Trustee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Loan Trustee's citizenship could have any adverse effect on Lessee, any Participant or any Certificate Holder), subject to Section 8.02 of the Trust Indenture, resign as Loan Trustee promptly upon its ceasing to be such a citizen.

SECTION 17.  CONCERNING OWNER TRUSTEE

      It is understood and agreed that, except as otherwise expressly provided herein or in the Trust Agreement or the Trust Indenture, Owner Trustee is entering into this Agreement solely in its capacity as trustee as provided in the Trust Agreement and not in its individual capacity and in no case whatsoever will it be liable or accountable in its individual capacity for any of the statements, representations, warranties, agreements or obligations of Owner Trustee hereunder, or for any loss in respect thereof, as to all of which the parties agree to look solely to the Trust Estate; provided, that nothing in this
Section 17 shall be deemed to limit in scope or substance the personal liability of First Security (a) to Owner Participant as expressly set forth in the Trust Agreement, (b) in respect of the representations, warranties and agreements of First Security expressly made as such herein or in any other Operative Agreement to which it is a party, and (c) for the consequences of its own gross negligence, willful misconduct, and, in receiving, handling or remitting of funds only, its willful misconduct or simple negligence as a trustee.

SECTION 18.  CONFIDENTIALITY

      So long as such documents shall be provided to such party marked confidential on the cover page thereof, Lessee, Owner Participant, Certificate Holders, Owner Trustee and Loan Trustee shall keep Annexes B, C and D and Schedules 1, 2, 3 and 4 to the Lease, the Participation Agreement, the Purchase Agreement Assignment and the Tax Indemnity Agreement confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Lessee's, Owner Participant's, a Certificate Holder's, Owner Trustee's or Loan Trustee's interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Lessee's, Owner Participant's, a Certificate Holder's, Owner Trustee's or Loan Trustee's counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to Lessee and Owner Participant, by mutual agreement of such parties, to prospective participants in future aircraft transactions of Lessee in which Owner Participant Parent or any Affiliate thereof is to be a party, which prospective participants agree to hold such information confidential, (E) with respect to a Certificate Holder, to a nationally recognized rating agency for the purpose of obtaining a rating on the Loan Certificates or to support an NAIC rating for the Loan Certificates or (F) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (C), (D), (E) or (F) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

SECTION 19.  MISCELLANEOUS

      19.1  Amendments

      No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

      19.2  Severability

      If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

      19.3  Survival

      The representations, warranties, indemnities and covenants set forth herein shall survive the making available of the respective Commitments by Participants, the delivery or return of the Aircraft, the Transfer of any interest of Owner Participant in this Agreement, the Trust Estate and the Trust Agreement, the Transfer of any interest by any Certificate Holder of its Loan Certificate and the expiration or other termination of this Agreement or any other Operative Agreement.

      19.4  Reproduction of Documents

      This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

      19.5  Counterparts

      This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      19.6  No Waiver

      No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

      19.7  Notices

      Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

      19.8  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

      (a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO
PRINCIPLES OF CONFLICTS OF LAWS. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

      (b)(i) EXCEPT AS PROVIDED IN SECTION 19.8(b)(ii), EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ANY OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT, EXCEPT AS PROVIDED IN
SECTION 19.8(g). TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AGREES FIRST TO SEEK JURISDICTION AGAINST ANY OTHER PARTY HERETO WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

      (ii) NOTWITHSTANDING THE FOREGOING AGREEMENT AS TO THE EXCLUSIVE NATURE OF SUCH JURISDICTION, IF ANY PARTY HERETO OTHER THAN LESSEE SHALL IN THE FIRST INSTANCE BRING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS IN THE COURTS DESCRIBED IN SECTION 19.8(b)(i), AND IF EACH OF SUCH COURTS OF THE UNITED STATES AND OF THE STATE OF NEW YORK REFUSES TO ACCEPT JURISDICTION WITH RESPECT THERETO, SUCH SUIT, ACTION OR

PROCEEDING MAY BE BROUGHT IN ANY OTHER COURT WITH JURISDICTION.

      (iii) NO PARTY TO THIS AGREEMENT MAY MOVE TO (x) TRANSFER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS BROUGHT IN SUCH COURTS OF THE UNITED STATES OR OF THE STATE OF NEW YORK TO ANOTHER JURISDICTION, (y) CONSOLIDATE ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS OF THE UNITED STATES OR OF THE STATE OF NEW YORK WITH A SUIT, ACTION OR PROCEEDING IN ANOTHER JURISDICTION OR (z) DISMISS ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS OF THE UNITED STATES OR OF THE STATE OF NEW YORK FOR THE PURPOSE OF BRINGING THE SAME IN ANOTHER JURISDICTION.

      (c) EACH PARTY HERETO HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (d)(i) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES THAT SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS IN THE STATE, CITY AND COUNTY OF NEW YORK SET FORTH IN
SECTION 19.7 OR, IN THE CASE OF LESSEE, AT THE ADDRESS SET FORTH IN SCHEDULE 2, OR AT SUCH OTHER ADDRESS OR UPON SUCH AGENT AS MAY BE DETERMINED PURSUANT TO SECTION 19.8(d)(ii). EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 19.8(d), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH SUCH PARTY HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

      (ii) LESSEE SHALL GIVE EACH OTHER PARTY TO THIS AGREEMENT 30 DAYS' PRIOR WRITTEN NOTICE OF ANY CHANGE IN THE LOCATION, OR CLOSING, OF LESSEE'S PLACE OF BUSINESS SET FORTH IN SCHEDULE 2. ANY SUCH NOTICE SHALL (y) IF LESSEE SHALL CONTINUE TO MAINTAIN A PLACE OF BUSINESS IN THE STATE, CITY AND COUNTY OF NEW YORK, SPECIFY THE ADDRESS OF SUCH PLACE OF BUSINESS OR (z) IF LESSEE SHALL NO LONGER MAINTAIN A PLACE OF BUSINESS IN THE STATE, CITY AND COUNTY OF NEW YORK, AND, UNDER THE LAW OF THE STATE OF NEW YORK AS THEN IN EFFECT, ANY PARTY HERETO SHALL NOT BE PERMITTED TO EFFECT OUT-OF-STATE SERVICE UPON LESSEE BY MAIL IN THE MANNER SPECIFIED IN SECTION 19.8(d)(i) (AND SHALL SO NOTIFY LESSEE), DESIGNATE AN AGENT (WHICH AGENT SHALL BE REASONABLY ACCEPTABLE TO OWNER TRUSTEE AND LOAN TRUSTEE), IN EITHER CASE, IN THE STATE, CITY AND COUNTY OF NEW YORK, AT OR UPON WHICH ANY OF THE PARTIES HERETO MAY SERVE PROCESS ON LESSEE PERSONALLY OR IN ACCORDANCE WITH THIS SECTION 19.8(d).

IF LESSEE DESIGNATES AN AGENT IN ACCORDANCE WITH CLAUSE (z)
ABOVE, LESSEE SHALL PROMPTLY PROVIDE EACH OTHER PARTY HERETO
EVIDENCE OF THE APPOINTMENT OF SUCH AGENT (FOR THE THEN-REMAINING
TERM) AND THE ACCEPTANCE THEREOF BY SUCH AGENT.

      (e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THE WAIVER OF JURY TRIAL BY IT IN THIS SECTION 19.8(e) IS A MATERIAL INDUCEMENT TO THE OTHER PARTIES HERETO TO ENTER INTO A BUSINESS RELATIONSHIP WITH IT AND THAT THE OTHER PARTIES HERETO HAVE RELIED ON THIS
SECTION 19.8(e) IN ENTERING INTO THIS AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS.

      (f) EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT FINAL JUDGMENT AGAINST IT RENDERED BY SUCH COURTS IN ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR WITHOUT THE UNITED STATES, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF ITS OBLIGATIONS AND LIABILITIES.

      (g) NOTHING HEREIN SHALL, OR SHALL BE CONSTRUED SO AS TO, LIMIT THE RIGHT OF LESSEE, ANY PARTICIPANT, GUARANTOR, OWNER TRUSTEE OR LOAN TRUSTEE TO DEFEND OR TO ASSERT A COUNTERCLAIM IN, OR TO SEEK RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN, ANY ACTION, SUIT OR PROCEEDING IN THE COURTS OF WHATEVER JURISDICTION THAT MAY BE APPROPRIATE IN THE OPINION OF LESSEE, SUCH PARTICIPANT, GUARANTOR, OWNER TRUSTEE OR LOAN TRUSTEE, AS THE CASE MAY BE.

      (h) EACH PARTY HERETO REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS SECTION 19.8 WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY ACCEPTS AND AGREES TO THIS SECTION 19.8 FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS SECTION 19.8 IS IRREVOCABLE AND UNCONDITIONAL AND SHALL APPLY TO ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      19.9  Third-Party Beneficiary

      This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Liquidity Provider, the Subordination Agent and the Pass Through Trustees, which are intended third-party beneficiaries with respect to the provisions of Section 10.1) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Liquidity Provider, the Subordination Agent and the Pass Through Trustees, with respect to the provisions of
Section 10.1) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

      19.10  Entire Agreement

      This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

      19.11  Further Assurances

      Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectually the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

SECTION 20.  ERISA

      20.1  Generally

      Without prejudice to the representations, warranties or covenants regarding the Law relating to any Plan, including Sections 7.2.9, 7.3.3, 7.6.3 and 8.5.3(b)(i), but subject to
Section 21, each of Lessee, Owner Participant, each Note Holder, First Security, Owner Trustee, the Pass Through Trustee, the Subordination Agent, WTC and Loan Trustee agrees that it will, immediately upon obtaining Actual Knowledge (with respect to Lessee, Owner Participant, First Security, Owner Trustee, WTC and Loan Trustee) or actual knowledge of a Vice President or more senior officer, or any other officer having responsibility for the Transactions (with respect to any Note Holder (or any beneficial owner of a Equipment Note) that, with respect to a Note Holder, its source of funding with respect to the Equipment Notes it then holds or, with respect to Lessee, Owner Participant, First Security, Owner Trustee, the Pass Through Trustee, the Subordination Agent, WTC or Loan Trustee, its continued participation in the Transaction has resulted in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, promptly notify in writing all other parties hereto. In addition, if any such party obtains any such Knowledge or knowledge with respect to another party, such party shall promptly notify in writing all such other parties hereto.

      20.2  Owner Participant

      If, at any time, Owner Participant becomes a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e)(2) of the Code) with respect to Plan assets so as to cause such a prohibited transaction, and Owner Participant has decided to Transfer, under Section 12.1.1(a), in order to correct such prohibited transaction, then for purposes of such Transfer only (and not any subsequent Transfer unless the provisions of this Section 20.2 are applicable) a "Permitted Institution" shall only be required to have a combined capital and surplus or combined net worth of $15 million).

      20.3  Certificate Holders

      Subject to Section 21, upon any Note Holder (including Loan Participant, whether or not it has elected or elects to have its Equipment Note(s) registered in the name of a nominee, the Pass Through Trustee and the Subordination Agent) giving any notice in accordance with the first sentence of Section 20.1, such Note Holder shall comply with Section 8.5.3(c).

      20.4  [Intentionally Omitted]

      20.5  Owner Trustee

      Upon First Security giving any notice in accordance with the first sentence of Section 20.1, Owner Trustee shall, subject to Section 9.1.1 of the Trust Agreement, resign as Owner Trustee. Upon its receipt of such notice, Owner Participant shall as soon as is reasonably practicable appoint a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement.

      20.6  Loan Trustee

      Upon WTC giving any notice in accordance with the first sentence of Section 20.1, Loan Trustee shall, subject to Section
8.02 of the Trust Indenture, resign as Loan Trustee.

      20.7  ERISA--Pass Through Trustee

      Subject to Section 21, upon WTC giving any notice in accordance with the first sentence of Section 20.1, the Pass Through Trustee shall resign; provided, however, that if it is the Pass Through Trustee's source of funding with respect to a Equipment Note, rather than the Pass Through Trustee's continued participation in the Transaction, that has caused the prohibited transaction, then the Pass Through Trustee shall not resign, but shall comply with Section 8.5.3(c).

      20.8  Certain Agreements

      Subject to Section 21, Owner Participant shall not be entitled to give the notice described in Section 8.5.3(c)(ii) unless, as a result of the occurrence of a prohibited transaction as described in Section 8.5.3(c), Owner Participant would be exposed to any material risk of liability, cost or other Expense (after taking into account the indemnity of Lessee under Section 10.1.1(f) and the creditworthiness of Lessee at such time). If the procedures specified in Section 8.5.3(c)(ii) are invoked, Owner Participant shall, upon request of Lessee, use reasonable efforts to confirm to Lessee whether or not it believes a transfer to a proposed transferee would correct such prohibited transaction and whether or not such transfer, immediately upon its consummation, would result in another prohibited transaction. A copy of any notice given by either Lessee or Owner Participant under Section 8.5.3(c)(ii) shall, within one Business Day, be delivered by such party to the other. If, after Owner Participant provides a Note Holder that is the Pass Through Trustee with notice that it is invoking the procedures specified in Section 8.5.3(c)(ii), the Note Holder is able to establish to the reasonable satisfaction of Owner Participant that the transfer of the Note Holder's Equipment Note would not correct the prohibited transaction, then Owner Participant shall rescind its notice to the Note Holder. Such rescission shall not preclude delivery of another such notice by Owner Participant (or Lessee) pursuant to
Section 8.5.3(c)(ii).

SECTION 21.  REFINANCING TRANSACTION

      In connection with the Refinancing Transaction, notwithstanding anything to the contrary contained herein, it is expressly agreed and understood that the provisions of Sections
7.4.2 (to the extent such Section refers to Section 8.5.3(a)(ii), (b) and (c)), 8.5.3(a)(ii), (b) and (c), 12.1.3, 13.7 and 20 of
the Participation Agreement shall not apply to (i) the issuance of Equipment Notes by the Owner Trustee to the Pass Through Trustees (as beneficial owners) and the Subordination Agent (as record owner) in connection with the Refinancing Transaction,
(ii) the acquisition and holding of Equipment Notes by the Pass Through Trustees (as beneficial owners) and the Subordination Agent (as record owner) in connection with the Refinancing Transaction, (iii) the issuance by each Pass Through Trust of the Pass Through Certificates, (iv) the acquisition, holding or transfer of Pass Through Certificate(s) by a holder thereof or a prospective transferee thereof or (v) any sale, assignment, conveyance, exchange or other transfer of any Equipment Note or any interest in, or represented by, any Equipment Note from the Pass Through Trustee to a subsequent Pass Through Trustee. The parties further agree that so long as any Pass Through Certificate shall remain outstanding, the provisions of 7.1.18,
7.2.13 and 8.5.4 shall be of no force or effect.

      The parties agree that the Refinancing Transaction shall not constitute a refunding transaction under Section 13.1 of the Participation Agreement.

      In addition, the disclosure of certain confidential documents specified in Section 18 of the Participation Agreement shall be permitted to the extent necessary or advisable to consummate the Refinancing Transaction.





                [This space intentionally left blank]

      IN WITNESS WHEREOF, each of the parties hereto confirms that it has had an opportunity to review, become familiar with and negotiate this Participation Agreement, including, without limitation, Section 19.8, and has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.

                               CONTINENTAL AIRLINES, INC.,
                                 Lessee



                               By________________________________
                                 Name:
                                 Title:



                               GAUCHO-2 INC.,
                                 Owner Participant



                               By________________________________
                                 Name:
                                 Title:




                               WILMINGTON TRUST COMPANY, not in
                                 its individual capacity, but
                                 solely as Subordination Agent
                                 under the Intercreditor
                                 Agreement Loan Participant



                               By________________________________
                                 Name:
                                 Title:

                               FIRST SECURITY BANK OF UTAH, NATIONAL
                               ASSOCIATION, not in its individual
                                 capacity, except as expressly
                                 provided herein, but solely as
                                 Owner Trustee, Owner Trustee



                               By________________________________
                                 Name:
                                 Title:


                               WILMINGTON TRUST COMPANY, not in
                                 its individual capacity, except
                                 as expressly provided herein,
                                 but solely as Loan Trustee, Loan
                                 Trustee



                               By________________________________
                                 Name:
                                 Title:

                                                       SCHEDULE 1
                                                           TO
                                                  AMENDED AND RESTATED
                                                 PARTICIPATION AGREEMENT


                           ACCOUNTS; ADDRESSES


                    Account for Payments             Address for Notices
                    --------------------             -------------------
Continental      The Chase Manhattan Bank         Continental Airlines, Inc.
Airlines,         (National Association)          2929 Allen Parkway
Inc.             New York, New York 10081         Suite 2010
                 Account No.: 910-2-499291        Houston, Texas  77019
                 ABA#: 021-000021                 Attention: Senior Vice
                 Attention: Pat Settembrino        President and Chief
                 Reference: Continental            Financial Officer
                  Lease 114                       Facsimile: (713) 520-6329

Gaucho-2 Inc.    c/o The Boeing Company           Gaucho-2 Inc.
                 The Chase Manhattan Bank         7755 East Marginal Way South
                  (National Association)          Seattle, Washington 98108
                 New York, New York 10081         Attention: Treasurer
                 Account No.: 910-1-012764         M/S 68-34
                 ABA#: 021-000021                 Facsimile: (206) 237-8746
                 Attention: Pat Settembrino
                 Reference: Continental
                  Lease 114

First            First Security Bank of Utah,     First Security Bank of Utah,
Security Bank     National Association             National Association
of Utah,         79 South Main Street             79 South Main Street
National         Salt Lake City, Utah  84111      Salt Lake City, Utah 84111
Association      Account No.: 051-0922115         Attention:  Corporate Trust
                 Corporate Trust Department        Department
                 ABA#: 124-0000-12                Facsimile: (801) 246-5053
                 Reference: Continental
                  Lease 114

Wilmington       The Chase Manhattan Bank         Wilmington Trust Company
Trust Company     (National Association)          Rodney Square North
                 New York, New York 10081         1100 North Market Street
                 Account No.: 920-1-014363        Wilmington, Delaware 19890
                 ABA#: 021-000021                 Attention: Corporate Trust
                 Attention: Corporate Trust        Administration
                  Administration                  Facsimile: (302) 651-1576
                 Reference: Continental
                  Lease 114

                                                       SCHEDULE 2
                                                           TO
                                                  AMENDED AND RESTATED
                                                 PARTICIPATION AGREEMENT



         LESSEE'S ADDRESS FOR SERVICE OF PROCESS



                     Continental Airlines, Inc.
                     65 East 55th Street
                     14th Floor
                     New York, New York 10022

                                                       SCHEDULE 3
                                                           TO
                                                  AMENDED AND RESTATED
                                                 PARTICIPATION AGREEMENT



                                  COMMITMENTS



      Participant          Percentage of Lessor's        Dollar Amount
                                   Cost



Owner Participant          Owner Participant's
                               Percentage

Gaucho-2 Inc.                     20%                   $ 9,619,307.00






Original Loan               Loan Participant's
 Participant                    Percentage

Fleet National Bank               80%                   $38,474,000.00






Total                            100%                   $48,093,307.00

                                                       SCHEDULE 4
                                                           TO
                                                  AMENDED AND RESTATED
                                                 PARTICIPATION AGREEMENT





                           CERTAIN TERMS





    Defined Term                            Definition

BFE Amount                             $166,215.00

Commitment Termination Date            May 24, 1996

Debt Rate                              7.75% with respect to the
                                       Equipment Notes designated
                                       as "Series A"; 8.56% with
                                       respect to the Equipment
                                       Notes designated as
                                       "Series B"; 10.22% with
                                       respect to the Equipment
                                       Notes designated as
                                       "Series C"; and 11.50%
                                       with respect to the
                                       Equipment Notes designated
                                       as "Series D".

Lessor's Cost                          $48,093,307.00

                                                       SCHEDULE 5
                                                           TO
                                                  AMENDED AND RESTATED
                                                 PARTICIPATION AGREEMENT




                      [Intentionally Omitted]

               [Exhibits A-L Intentionally Omitted]